EXHIBIT 1






                              Investment AGREEMENT


                                     Between


                           Biovest INTERNATIONAL, INC.


                                       and


                                 ACCENTIA, INC.












                                     4/9/03







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                              INVESTMENT AGREEMENT

     THIS INVESTMENT AGREEMENT (the "Agreement") is made as of April ___, 2003, by and among Biovest International, Inc., a Delaware corporation ("Biovest") and Accentia, Inc., a Florida corporation ("Accentia")

                                    RECITALS:

     1. The Board of Directors of Biovest has approved and deemed it fair, advisable and in the best interests of the Biovest stockholders (the "Biovest Stockholders") to adopt and approve this Agreement and the transactions contemplated hereby, including the issuance of capital stock contemplated by
Section 1.01 below (collectively, the "Transactions").

     2. The Board of Directors of Accentia has approved and deemed it fair, advisable and in the best interest of the Accentia shareholders (the "Accentia Stockholders") to adopt and approve this Agreement and the Transactions contemplated hereby.

     3. The parties wish to enter into this Agreement as the definitive agreement and understanding between the parties to set forth the terms and conditions of Accentia's investment in Biovest.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                                 The Transaction

     1. 1.01 Purchase of Shares. Biovest hereby agrees to issue to Accentia at Closing, as defined, approximately 40,380,304 (as adjusted to represent 81% of the outstanding capital stock immediately following the Closing) shares of common stock, $.01 par value, representing 81% of the shares of Biovest common stock which will be outstanding immediately following such issuance for the aggregate purchase price of $20,000,000 .(the "Purchase Price") consisting of $5,000,000 in cash to be paid at the last to occur of Closing or sixty days following the execution of this Agreement and a non-interest bearing note for $15,000,000, attached as Schedule 1.01, with the following annual principal payments: $2,500,000 on the first anniversary of Closing, $2,500,000 on the second anniversary of Closing, $5,000,000 on the third anniversary of Closing and $5,000,000 on the fourth anniversary of Closing. Within five business days following execution of this Agreement, Accentia will advance $530,000 to Biovest pursuant to the Promissory Note and Security Agreement attached as Exhibit 1.01(a) (the "Pre-closing Advance"). The Pre-closing Advance shall be used by Biovest only to pay the NCI. At the closing of this Agreement, the Pre-closing Advance shall be deemed part of the Purchase Price due in cash at closing. Biovest shall make any required disclosure to NCI regarding the Pre-closing Advance, its use of the Pre-closing Advance to pay NCI, and this Agreement. The parties agree that the cash portion of the purchase price shall be paid (and deemed received by Biovest) to the extent Accentia makes payments as set forth on Schedule 1.01 directly to the payees as set forth on such Schedule, on the Closing Date as defined below ("Purchase Price"). The Purchase Price due from Accentia at Closing shall be automatically reduced by the amount of any payables, liabilities or other obligations of Biovest, not fully disclosed on schedules thereto. At the Closing, all working capital borrowed by Biovest after December 1, 2002, to the extent listed

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                                                                               3

on Schedule 1.01(c), shall be repaid with interest out of the Purchase Price. At the Closing, all convertible notes shall remain outstanding under their current terms and conditions. The convertible notes shall be accorded "secured" debt status in accordance with the Security Agreement attached as Exhibit 1.01(b), with such security status being subordinated to all outstanding "secured" debt, if any, of the Company and by secured debt borrowed by Biovest after the Closing up to a maximum amount of $5,000,000. Further, the holders of the convertible notes shall be given the opportunity to extend the maturity of their notes to the third anniversary of the Closing under the following terms:

        (a) All principal and interest shall be due in one installment on the third anniversary of the Closing;

        (b) Interest shall be 7% per annum paid with principal; and

        (c) All principal and accrued interest may be converted into equity of either Accentia or Biovest as follows: (i) all principal and accrued interest may be converted into that number of shares of common stock of Accentia equal to the principal and interest being converted based upon the following Accentia Common Stock value: (a) if Accentia's shares are publicly traded, the value of a share of Accentia Common Stock shall be an amount equal to the IPO offering price, before discount or commission, as stated in the final Prospectus for Accentia Common Stock or in the alternative (b) if Accentia's Common Stock is not publicly trading, the value of a share of Accentia Common Stock shall be determined by appraisal by an independent nationally recognized valuation firm selected by the Board of Directors of Accentia. Such appraisal determination shall be set forth in reasonable detail in a written notice to Biovest and, absent manifest error or fraud, shall be binding on the parties; provided, however, that Biovest through its Board of Directors shall have the right to object to such determination by providing written notice (the "Objection Notice") to Accentia within five (5) business days of Biovest's receipt of such written notice of such determination. Provided Biovest delivers the Objection Notice within such five (5) business day period, then, within a further period of ten (10) business days (the "Settlement Period"), the parties and, if desired, their accountants will attempt to resolve in good faith any disputed items and reach a written agreement with respect thereto. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to an independent nationally recognized firm of certified public accountants (the "Sole Arbiter") mutually acceptable to Accentia, on the one hand, and Biovest through its Board of Directors, on the other hand. In the event that Accentia and Biovest are unable to select the Sole Arbiter within five (5) business days following the end of the Settlement Period, then each of Accentia and Biovest shall have an additional five (5) business days to select (and provide written notice of such selection to the other) an independent nationally recognized firm of certified public accountants. Each such firm shall be referred to, respectively, as the "First Arbiter" (selected by Accentia) and the "Second Arbiter" (selected by Biovest). Within ten (10) business days following the selection of the First Arbiter and the Second Arbiter, the First Arbiter and the Second Arbiter shall select (and provide written notice to Accentia and Biovest of such selection) a third independent nationally recognized firm of certified public accountants (the "Third Arbiter"). For purposes of this Agreement, the "Arbiter" shall mean (A) the Sole Arbiter or,
(B) in the case that the Company and Biovest cannot agree upon the Sole Arbiter, the First Arbiter, Second Arbiter and Third Arbiter collectively; provided that if either the Company or Biovest fails to select the First Arbiter or the Second Arbiter, respectively, then the Sole Arbiter (and thus the "Arbiter") shall be deemed to be the First Arbiter in the case where Biovest failed to make the selection and the Second Arbiter in the case where the Company failed to make


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                                                                               4

the selection. In the case where the Arbiter consists of a First Arbiter, Second Arbiter and Third Arbiter, the decision of a majority of the First Arbiter, Second Arbiter and Third Arbiter shall constitute the decision of the Arbiter hereunder. The fees and expenses of the Arbiter shall be borne by the non-prevailing party. In making such determination (the "Arbiter's Determination"), the Arbiter shall determine only those items in dispute and may not assign a value to any disputed item greater than the greatest value for such sum claimed by either party or less than the lowest value for such item claimed by either party. The Arbiter's Determination shall be (1) in writing, (2) furnished to Accentia and Biovest as soon as practicable after the items in dispute have been referred to the Arbiter (but in no event later than ten (10) business days after such referral), (3) made in accordance with GAAP consistently applied, and (4) non-appealable; or in the alternative; (ii) all principal and accrued interest of the convertible note may be converted into common stock of Biovest at $0.50 per share.

     1.02 Common Stock. The shares of Biovest capital stock to be issued to Accentia hereunder shall be common stock, par value $.01 per share ("Biovest Common Stock").

     1.03 Letter of Investment Intent. At closing, Accentia shall execute and deliver to Biovest, a Letter of Investment Intent in form acceptable to Biovest confirming Accentia's intent to hold the shares of Biovest Common Stock for investment and not for resale and confirming Accentia's covenant set forth in
Section 5.02.

     1.04 Limitation on Sale. Neither the CRADA nor the rights to the Non-Hodgkin Lymphoma Therapeutic Cancer Vaccine shall be sold by Biovest except in transactions, in which the after tax net proceeds of sale are distributed to the Biovest shareholders with holders of Biovest shares outstanding immediately before Closing receiving the same per share distribution as the common shares of Biovest held by Accentia. Except as provided herein, this Agreement places no limitation of the sale of Biovest assets other than the CRADA and the rights to the Non-Hodgkin Lymphoma Therapeutic Cancer Vaccine owned by Biovest at Closing.

     1.05 Commencement of Public Trading. Within twelve months following Closing, Biovest shall file all necessary documents and take all necessary actions required to permit the Free Trading Shares of Biovest common stock to trade publicly (the "Commencement of Public Trading"). The Board of Directors of Biovest shall have broad discretion in selecting how to comply with the requirement of this Section. In the event that Biovest has not completed the process required to permit the Free Trading Shares of Biovest common stock to trade publicly, Biovest shall, following a ninety day written notice and right to cure, make the following tender offers to purchase the shares of Biovest outstanding immediately before Closing: (i) 980,000 shares at $2.00 per share at the first anniversary of the Closing, (ii) 1,960,000 shares at $2.00 per share at the second anniversary of the Closing, (iii) 2,940,000 shares at $2.00 per share at the third anniversary of the Closing and (iv) 3,920,000shares at $2.00 per share at the fourth anniversary of the Closing. The Biovest Board of Directors shall exercise good faith to make the tender offer(s) based on the number of the Biovest shares held by each immediately before the Closing or his assignee. To the extent that a registration statement is required under state or federal securities laws before the tender offer(s) can be made or shares purchased, Biovest will exercise good faith to file and effect all required filings and obtain all required governmental approvals. Notwithstanding the forgoing, no tender offer shall be required to be made by Biovest during any annual period provided the process required to permit the free trading shares of



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Biovest  common stock to trade  publicly has been  completed  during that annual period.

     1.06 Outstanding Legal Fees. At the Closing, Accentia will, in the exercise of its discretion, settle all accrued legal accounts payable..

                                   ARTICLE II
                                   Definitions

     For all purposes of this Agreement, the following terms shall have the following respective meanings:

     2.01 Stock of Biovest. The term "Stock of Biovest" shall mean and refer to the Capital Stock of Biovest regardless of class or series.

     2.02 CRADA. The term "CRADA" shall mean the Cooperative Research and Development Agreement for Non-Hodgkin Lymphoma Therapeutic Cancer Vaccine between Biovest and the National Cancer Institute.

     2.03 Equity Security. The term "Equity Security" shall mean and refer to capital stock and other securities of a type generally regarded as Equity Securities and options, warrants, rights or other securities convertible into, exchangeable for or entitling the holder thereof, under any circumstances, to purchase or subscribe for any Equity Security.

     2.04 Debt. The term "Debt" shall mean and refer to all obligations including, but not limited to, those under written and oral agreements, accounts payable, accruals, notes, bonds, debentures, guarantees and all other types of obligations to pay whether the amount of the obligation is fixed or undetermined or absolute or contingent.

     2.05 FDA. The term "FDA" shall mean the U.S. Food and Drug Administration.

     2.06 FDA Approval. The term FDA Approval shall mean unconditional licensure and approval of the Biovest non-Hodgkin lymphoma therapeutic cancer vaccine officially granted by the FDA to Biovest.

     2.07 Free Trading Shares. Shares of Biovest common stock which are not subject to any restriction on sale or transfer under the Securities Act of 1933, as amended, any applicable state securities law or any contract

     2.08 Intellectual Property. The term "Intellectual Property" shall mean and refer to all applications for patents, trademarks and trade names, all issued patents, trademark registrations and trade name registrations, and all material proprietary trade secrets relating to information, processes or other matters that are not in the public domain.

     2.09 Mortgage Indebtedness. The term "Mortgage Indebtedness" shall mean and refer to all mortgages (real, personal and mixed), vendor's liens, deeds of trust, conditional bills of sale, security interests, pledges and other types of liens generally regarded as mortgages affecting, relating to, or pertaining to real or personal property, whether or not personal liability for the payment or discharge thereof exists.

     2.10 Non-Hodgkin Lymphoma Therapeutic Cancer Vaccine. The term "Non-Hodgkin Lymphoma Therapeutic Cancer Vaccine" shall mean the personalized vaccine as described in the FDA trials being conducted by Biovest and in the CRADA.

     2.11 Preferred  Stock.  The term "Preferred  Stock" shall mean and refer to


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the 10,000,000  shares of Preferred Stock of Biovest  authorized in the Articles of Incorporation of Biovest.

     2.12 Material Contracts. The term "Material Contracts" shall mean and refer to every contract or arrangement to which the specified person or entity is a party, or by which it is bound, which contract satisfies one of the following requirements: (i) contract for employment which is not terminable at will; (ii) labor union or other collective bargaining agreement; (iii) bonuses, deferred compensation, pension, profit sharing, retirement, insurance or other fringe benefit, plan or arrangement; (iv) franchise, distributorship or other similar contract which will extend beyond the closing; (v) contracts or commitments of any sort or nature relating to the financing or refinancing of Mortgage Indebtedness; (vi) bonds, bills of sale, bank loans, construction loans, liens, security interest of credit agreements not otherwise specified or excluded from the above; and (vii) any contract or commitment involving more than $10,000 in the aggregate or which can not be terminated upon thirty days or less notice.

     2.13 Closing. The term "Closing" shall mean and refer to the closing of the transaction contemplated by this Agreement.

     2.14 Closing Date. The term "Closing Date" shall mean and refer to the date upon which the closing of this transaction occurs as set forth in Section 6.01.

                                   ARTICLE III
                    Representations and Warranties of Biovest

     Biovest, intending for ACCENTIA and its officers and directors to rely thereon, represents, warrants and agrees as follows:

     3.01 Corporate Standing. Biovest is a duly organized, validly existing corporation in good standing under the laws of the State of Delaware. Biovest has full corporate power and authority to own its assets and operate its business in the manner that such business is presently being conducted. Biovest is qualified to transact business in every state where the activities of Biovest require that it qualify to transact business. Except as set forth on Schedule
3.01 attached hereto, Biovest has all governmental permits, licenses and other authorizations necessary to conduct its business as presently being conducted, and none of the transactions contemplated by this Agreement will terminate or violate any such permits, licenses or authorizations.

     3.02 Outstanding Equity Securities. Schedule 3.02 attached hereto and incorporated herein by reference lists: (i) each authorized class of Equity Securities, the number of shares, and the holders of all outstanding shares of Biovest and (ii) each option, warrant or right or other obligation of any nature to issue shares of Biovest Capital Stock. There will be no shares of Biovest Preferred Stock issued or outstanding at the Closing. There will be no option, warrant, right or any other obligation of any nature to issue shares of Biovest Capital Stock not fully disclosed on Schedule 3.02. All shares of outstanding Capital Stock reflected as issued on Schedule 3.02 are duly and validly issued and are fully paid and non-assessable. During the period that any options warrants or convertible notes outstanding at the Closing remain outstanding (the "First Right of Refusal Period"), Accentia shall have a first right of refusal to maintain ownership of 81% of the then outstanding capital stock of Biovest (the "Accentia First Right of Refusal"). During the First Right of Refusal Period, should Biovest for any reason issue any shares of capital stock, Accentia shall have the right to purchase that number of shares of

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Biovest  common stock  required to maintain  Accentia's  ownership at 81% of the then outstanding Biovest capital stock. The aggregate purchase price to be paid by Accentia for the issuance of Accentia First Right of Refusal shares shall be an amount equal to the aggregate price paid by the third party for the Biovest shares that triggered Accentia's First Right of Refusal (i.e. the Accentia First Right of Refusal purchase price for all shares required to maintain Accentia's ownership at 81% of the then outstanding capital stock will equal the aggregate price paid by the third party for all of the shares which triggered the first right of refusal as opposed to matching the per share price paid by the third party. Accordingly, the Accentia First Right of Refusal per share purchase price may be significantly lower that the per share price paid by the third party). The Accentia First Right of Refusal purchase price may, in the discretion of Accentia, be paid by a five year promissory note bearing the lowest rate of interest permitted by applicable corporate law. The First Right of Refusal applies to all shares issued by Biovest during the First Right of Refusal Period including, but not limited to, shares issued in new financings, acquisitions, option and warrant exercises and conversion of convertible notes.

     3.03 Power to Agree. The execution and delivery of this Agreement, the consummation of the Transactions and compliance with the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under the Certificate of Incorporation or Bylaws of Biovest, any indenture or other agreement or instrument to which Biovest is a party or by which it or its assets are bound; or any applicable regulation, judgment, order or decree of any government instrumentality or court, domestic or foreign, having jurisdiction over Biovest, its securities or its properties. The execution of this Agreement, the transactions contemplated in this Agreement, including, but not limited to, the issuance of Capital Stock hereunder and the Closing of this Agreement have been fully authorized by Biovest and no further or additional action, approval or consent by Biovest or its directors or shareholders is required to make this Agreement a legal and enforceable obligation of Biovest. Except as set forth on Schedule 3.03 attached hereto, no consent, approval, exemption, audit, waiver, order or authorization of, or registration, qualification, designation, declaration, notice or filing with, any governmental authority or any other person is required for Biovest's execution and delivery of this Agreement, the performance of its obligations hereunder, or Biovest's execution or closing of this Agreement . Except as set forth on Schedule 3.03, there are no existing agreements, options, commitments or rights with, of or to Biovest to acquire any of Biovest's assets, properties or rights or any interest therein, except for contracts for the sale of inventory entered into by Biovest in the ordinary course of business and except for the stock options held by directors and employees of Biovest reflected in
Schedule 3.02 which have been either approved by Accentia or terminated immediately before the Closing.

     3.04 Outstanding Debts of Biovest. Attached as Schedule 3.04 is a list of each Debt in excess of $1,000, which is outstanding and due by Biovest as of the date reflected on Schedule 3.04. Schedule 3.04 reflects the name of each debtor and the principal amount due and payable. At the Closing, Biovest, with respect to such Debts will have no outstanding unpaid debts, or obligations including accruals except those described on Schedule 3.04. Except as otherwise agreed,
Schedule 3.04 shall reflect that the following debts and obligations shall be fully paid or otherwise eliminated concurrently with or as soon as is practicable after the Closing out of the cash provided by the Purchase Price:
(i) certain notes listed on Schedule 3.04 payable including but not limited to convertible notes, (ii) all accrued liabilities, including but not limited to accrued compensation and expenses to employees, and (iii) all payables which arose in the

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ordinary  course of business  and which are due and have been due for sixty days or more. Schedule 1.02 specifies the debts, accruals and obligations to be paid at closing from the Purchase Price.

     3.05  Outstanding  Material  Contracts.  Biovest is subject to no  Material
Contracts  which shall  survive the  Closing,  except  those fully  disclosed on
Schedule 3.05. No Material Contract listed on Schedule 3.05 is in default on the part of Biovest or, to the knowledge of Biovest, on the part of any other party thereto except as set forth in Schedule 3.05. Except as set forth in Schedule 3.05, Biovest is in full compliance with all material terms of each of such Material Contract. Except as set forth in Schedule 3.05, Biovest has received no notice of default, deficiency or termination under any Material Contract listed on Schedule 3.05 and Biovest knows of no fact which, but for the passage of time, is reasonably likely to constitute a breach or default under any such contract.

     3.06  Governmental  Filings and Reports.  Except as otherwise  set forth on
Schedule 3.06, Biovest has timely filed all reports and other filings required to be made by Biovest with any governmental department, commission, agency or other governmental body including, but not limited to, the U.S. Securities and Exchange Commission (the "SEC"), the National Institutes of Health (the "NIH") and The Cooperative Research and Development Agency (the "CRADA") to which
Biovest is subject (the "Governmental Authorities"). Except as otherwise provided in Schedule 3.06, all reports and filings previously made by Biovest with any Governmental Authority are accurate and complete in all material respects. Biovest is not in default (and but for the passage of time would not be in default) with any requirement, condition or obligation of any Governmental Authority.

     3.07 Financial Condition.

         3.07.1 Attached hereto as Schedule 3.07 are the audited Financial Statements as of and for the years ended September 31, 2000, September 31, 2001 and September 31, 2002 (the "Biovest Financial Statements"). The Biovest Financial Statements present fairly Biovest's financial position as of the respective dates thereof and its results of operations for the respective fiscal periods then ended, in each case in accordance with Biovest's past practice and in conformity with GAAP consistently applied during the periods involved.

         3.07.2 Biovest has made and kept books, records and accounts in reasonable detail, which, to Biovest's knowledge, accurately and fairly reflect in all material respects its activities and transactions and the purchase and disposition of any of its assets. Except as otherwise disclosed in this Agreement and in the schedule 3.07, Biovest has not engaged in any material transaction that is not reflected in such books, records and accounts.

         3.07.3 No unrecorded funds or assets of Biovest have been established for any purpose; no accumulation or use of funds of Biovest has been made without being properly accounted for in the books and records of Biovest; all payments by or on behalf of Biovest have been duly and properly recorded and accounted for in Biovest's books and records; no false or artificial entry has been made in the books and records of Biovest for any reason; no payment has been made by or on behalf of Biovest with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and Biovest has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign, or any contribution, gift, bribe, rebate, payoff, influence

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                                                                               9

payment or kickback, whether in cash, property or services, to any individual, corporation, partnership or other entity, to secure business or to pay for business secured.

         3.07.4 The Financial Statements attached as Schedule 3.07 have been accepted by the Biovest Board of Directors and all recommended or advised changes, additions or deletions of the Biovest independent accountants have been made in the Financial Statements except as disclosed in Schedule 3.07.4.

         3.07.5 The books, records and accounts of Biovest accurately and fairly reflect in all material respects the transactions and the assets and liabilities of Biovest. Biovest has not engaged in any transaction with respect to the Biovest business, maintained any bank account for the Biovest business, or used any of the funds of Biovest in the conduct of the Biovest business, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Biovest.

     3.08 Accounts Receivable. Schedule 3.08 lists all Accounts Receivable. Except as disclosed in Schedule 3.08 all accounts receivable of Biovest (the "Accounts Receivable"): (a) arose from bona fide transactions in the ordinary course of business and (b) are considered collectible, net of the reserves for doubtful and uncollectible amounts and for returns and allowances shown in the Biovest Financial Statements, within one hundred eighty (180) days after the Closing Date in the ordinary course of business.

     3.09 Accounts Payable. Schedule 3.09 lists all accounts payable. Except as listed in Schedule 3.09, at Closing Biovest shall have no accounts payable except those which were incurred in the ordinary course of business and have not been due for more than 30 days. Immediately before the Closing Date, Biovest shall have no obligation to pay accrued compensation or other accrued obligations to any employee, director or stockholder and all compensation expenses including those relating to compensation, vacation, healthcare and mandatory contributions, and retirement plans shall be paid current through the Closing.

     3.10 Undisclosed Liabilities. Biovest does not have any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, due or to become due, or direct or indirect, arising out of any action or inaction, or with respect to or based upon transactions or events occurring, or any state of facts or condition existing, in connection with Biovest's conduct of its business, and, to Biovest's knowledge, there is no basis for any claim against Biovest for any such material liability or obligation, except: (i) to the extent specifically described in this Agreement or disclosed in the schedules hereto, (ii) to the extent fully reflected or reserved against in the Biovest Financial Statements, (iii) for liabilities and obligations arising or incurred in the ordinary course of business under any Contract disclosed on
Schedule 3.10 or not required to be disclosed because of the term or amount involved, and (iv) for liabilities and obligations arising or incurred in the ordinary course of business which will be paid or discharged prior to the due date thereof or at the Closing. At the Closing, to the knowledge of Biovest, Biovest shall have no liabilities or obligations, whether accrued, absolute, contingent or otherwise, due or to become due, or direct or indirect, arising out of any action or inaction, or with respect to or based upon transactions or events occurring, or any state of facts or condition existing, in connection with Biovest's conduct of its business, and, to Biovest's knowledge, there is no basis for any claim against Biovest for any such material liability or obligation, except as disclosed on Schedule 3.10.

     3.11 Insurance. Schedule 3.11 lists all policies of general liability insurance setting forth the insurer, limits of coverage and premium amounts. All listed policies are in full force and effect in accordance with their respective terms. Except as disclosed in Schedule 3.11, no notice of cancellation has been received by Biovest or any other responsible party, and there is no existing default or event, which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such insurance policies are, to Biovest's knowledge, adequate in coverage for the conduct of Biovest's business.

     3.12 Employees.

         (a) At Closing, except as set forth on Schedule 3.12, all Biovest's employee and shareholder obligations, including those to pension, profit sharing, employee withholding, medical benefits, retirement plans and other employee benefit plans, shall be fully funded and in compliance in all material respects with the requirements of said plans and the requirements of all laws, rules, and regulations applicable to said plans;

         (b) Biovest is not a party to any collective bargaining or similar agreement covering any of its employees. No labor organization or group of employees of Biovest has made a demand for recognition, has filed a petition seeking a representation proceeding, or given Biovest notice of any intention to hold an election of a collective bargaining representative. Biovest has not suffered any strike, slowdown, picketing or work stoppage by any group of employees affecting Biovest's business;

         (c) Biovest is in compliance in all material respects with all rules and requirements of a safe workplace including, but not limited to, those imposed by OSHA and by applicable state regulatory agencies;

         (d) Except as disclosed in Schedule 3.12, Biovest has complied in all material respects with all applicable laws relating to employment, including, without limitation, the provisions thereof relating to wages, hours, equal opportunity, collective bargaining, age, pregnancy, disability, sex, race, national origin and other forms of unlawful discrimination, the WARN Act, and the payment or withholding of all salary and wages, employee benefits, deferred compensation, incentive compensation, holiday, vacation, and sick pay, unemployment compensation, workers' compensation, withholding of taxes, FICA, FUTA or SUTA obligations, employee health or life insurance, hospitalization, savings, severance pay, disability, relocation, and similar obligations;

         (e) Except as set forth in Schedule 3.12 hereto, Biovest is not indebted to any employee except for amounts due as normal salaries, wages, or reimbursement of ordinary business expenses, and no employee is indebted to Biovest; and

         (f) Except as set forth on Schedule 3.12, Biovest does not, and do not have any obligation to, maintain or contribute to any employee benefit plan. No event has occurred, and to Biovest's knowledge, there exists no condition or circumstances, in connection with which Biovest or Accentia could be subject to any liability under the terms of any employee benefit plan of Biovest, ERISA, or the Internal Revenue Code or any other applicable law with respect to any employee benefit plan, which would have a material adverse effect on the Biovest business. The execution, delivery and performance of this Agreement will not result in any: (i) increase in the compensation or benefits otherwise payable under any employee benefit plan of Biovest or pursuant to any agreement with respect to any employee of Biovest; (ii) acceleration of the time of payment or vesting of any such compensation or benefits due to any employee of Biovest; or (iii) renew or extend the term of any agreement regarding compensation of an employee of Biovest, which in the case of (i), (ii) or (iii) above, would create any liability to Biovest or Accentia after the Closing Date. No payment or benefit that may be made by Biovest with respect to any employee of Biovest will be classified as an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code. Except for benefits accrued or accruing in accordance with the terms of any employee benefit plan, Biovest has no liability for any benefit which has been or could be claimed as a result of any event occurring prior to the Closing under any employee benefit plan or any workers' compensation or similar Law (i) which is not fully covered by insurance, or (ii) if not so insured, for which Biovest has not established an adequate reserve in the Biovest Financial Statements. Except as set forth in Schedule 3.12, to Biovest's knowledge, no validity review or program integrity review related to Biovest has been conducted by any governmental authority in connection with the Programs and no such review, audit or audit assessment is scheduled, pending or threatened against Biovest, its business or assets.

     3.13 Intellectual Property.

         (a) Schedule 3.13 is a summary including patent number, status and brief description of invention and claims of all intellectual property owned or licensed by Biovest. Except as disclosed on Schedule 3.13, Biovest owns all of the intellectual property and proprietary rights currently used, or required to be used, by Biovest in the operation of the Biovest business.

         (b) To the knowledge of Biovest, except as set forth on Schedule 3.13, the Intellectual Property described in Schedule 3.13 shall, at the Closing, be owned or licensed exclusively and solely by Biovest subject to no debt, lien or encumbrance of any third party, except as indicated therein. Schedule 3.13 lists all licenses except licenses to off-the-shelf software, that have been granted by with regard to the patents and patent applications listed on Schedule 3.13. Except for the licenses identified on Schedule 3.13, no licenses have been granted and no third party has any right to utilize the inventions covered by the patent and patent applications listed in Schedule 3.13.

         (c) Biovest does not know nor does it have reasonable grounds to know of any basis for any action challenging the enforceability or validity of the Biovest Intellectual Property listed in Schedule 3.13 or claiming infringement by the Intellectual Property upon the rights of any third party. Biovest has received no notice of contest or claim regarding any patent or patent application listed and Biovest knows of no defect or defense with regard to any listed patent or patent application.

         (d) To the knowledge of Biovest, each of the patent applications that have been submitted by Biovest was accurate and truthful and contained no material misrepresentations of fact.

         (e) Schedule 3.13 describes all royalty or other payment obligations to which Biovest or its Intellectual Property is subject to with regard to its Intellectual Property. Schedule 3.13 lists every person or entity, including, but not limited to, current and past employees, that has a right to claim an interest in or to the Intellectual Property of Biovest. No patent or patent application listed on Schedule 3.13 requires the payment of any royalty or other fee by Biovest except such payments as are listed on Schedule 3.13.

         (f) Schedule 3.13 lists all tradenames and trade marks utilized by Biovest.

         (g) Biovest does not require any licenses from any third parties to conduct its current or planned business or execute its business plan, except those that are listed on Schedule 3.13.

     3.14 Business Plan. Attached as Schedule 3.14 is the Offering Document which has been delivered by Biovest to Accentia. Biovest represents that the Offering Document, except for the associated financial projections, is materially accurate in its description of the Intellectual Property of Biovest and its plans to commercialize same, in each case as of the date of the Offering Document. Biovest represents that the assumptions relied upon in making the financial projections included as part of the Business Plan are believed by Biovest to be reasonable and that the financial projections represent financial goals of Biovest that are believed to be reasonable.

     3.15 Litigation and Government Compliance. There are no actions, suits, proceedings or governmental investigations pending or, to the best of Biovest's knowledge, threatened against or affecting either Biovest or the business of Biovest except as set forth on Schedule 3.15, and Biovest is not in violation of or in default under any order, rule or regulation of any governmental agency or branch which, in any case, involves the possibility of materially and adversely affecting the business or condition of Biovest except as set forth on Schedule 3.15.

     3.16 Corporate Records. The Certificate of Incorporation of Biovest, as amended through the date hereof, its Bylaws and Minutes contained in the Minute Book of Biovest constitute the existing Certificate of Incorporation, as amended, Bylaws and records of proceedings of Biovest. The Certificate of Incorporation and Bylaws of Biovest are attached as Schedule 3.16.

     3.17 Absence of Certain Developments. Since December 31, 2002, and except as expressly required by this Agreement or otherwise disclosed in or reserved for in the Biovest Financial Statements, this Agreement, or the schedules hereto, including Schedule 3.17, Biovest has not:

         3.17.1 Incurred any liabilities, other than liabilities incurred in the ordinary course of business or related to the Transaction, or discharged or satisfied any lien or encumbrance or paid any liabilities, other than in the ordinary course of business, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or would reasonably be expected to cause any material damage or risk of material loss;

         3.17.2 Sold, assigned or transferred any assets or properties, or closed any operations, except for the sale of inventory and for the disposition of assets in the ordinary course of business which are worn-out, in need of substantial repair, or are obsolete and which do not have a market value in excess of $10,000 in the aggregate for all such assets and properties;

         3.17.3 Created, incurred, assumed or guaranteed any indebtedness for borrowed money, or mortgaged, pledged or subjected any of its assets or properties to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever in an aggregate amount exceeding $10,000, other than in the ordinary course of business;

         3.17.4 Made or suffered any material amendment or termination of any Contract to which it is a party or by which it is bound, or canceled, modified or waived any material debts or claims held by it or waived any rights of material value not in the ordinary course of business;

         3.17.5 Suffered any damage, destruction or loss, whether or not covered by insurance, of any item or items carried on its books of account individually or in the aggregate at more than $5,000 or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utilities or other services required to conduct its operations;

         3.17.6 Suffered any material adverse effect not in the ordinary course of its business;

         3.17.7  Received  notice  or  obtained   knowledge  of  any  actual  or
threatened labor trouble, strike, union organizing efforts, or other occurrence, event or condition of any similar character;

         3.17.8 Made any acquisition of substantial assets or any commitments or agreements for capital expenditures or capital additions or betterments exceeding $10,000 individually or in the aggregate, except such as may be involved in ordinary repair, maintenance or replacement of assets in the ordinary course of business;

         3.17.9 Other than in the ordinary course of business consistent with past practices, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

         3.17.10 Entered into or amended any contract with any of its affiliates;

         3.17.11 Except in the ordinary  course of business and consistent  with
past  practice,   or  as  permitted  herein,   made  any  distributions  to  its
stockholders; or

         3.17.12 Entered into any transaction other than in the ordinary course of business.

     3.19 Tax Matters. Other than as set forth on Schedule 3.19 hereto, (a) all tax returns that Biovest was or is required to file on or prior to the Closing have been duly filed on a timely basis (after giving effect to any applicable extensions) and all taxes indicated thereon have been timely paid; (b) all tax returns that Biovest is or will be required to file after the Closing Date, with respect to periods prior to the Closing Date, will be timely filed and all taxes reflected thereon will be timely paid; (c) none of Biovest's assets is subject to any lien (other than a permitted lien) for payment of any unpaid taxes or levy proceedings; (d) all taxes which Biovest is or was required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper taxing authorities to the extent due and payable; (e) Biovest is not a party to any Contract that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code; (f) Biovest is not a "foreign person" as such term is defined in the Code; (g) Biovest does not have any express or implied obligation (including, but not limited to, an indemnification obligation) with respect to the payment of taxes for any person other than Biovest; and (h) Biovest has not received any notice of any additional assessments since the date of any tax return nor has Biovest received any notice of any audit or review of such tax returns.

     3.20 Securities Matters. Attached as Schedule 3.20 is a list of all Press Releases issued by Biovest since January 1, 2000. All Press Releases were materially accurate when issued. Attached as Schedule 3.20(a) is a list of all securities offered or sold by Biovest since January 1, 2000 identifying the name of the purchaser, the exemption relied upon and providing a description of the offering pursuant to which the securities were sold.

     3.21 Real Property. Biovest owns no real property. With respect to the real property leased by Biovest as of the date hereof (the "Leased Biovest Property"), Schedule 3.21 sets forth the following: (i) the description of the Leased Biovest Property, including estimated total square footage, (ii) the name of the Lessor thereof, the lease rate and term and (iii) whether such Leased Biovest Property is currently being used for the operation of Biovest. Except as set forth on Schedule 3.21: (i) the lease for the Leased Biovest Property is in full force and effect and is valid, binding and enforceable in accordance with its terms, (ii) all accrued and currently payable rents and other payments required by such lease have been paid, (iii) Biovest and each other party thereto have complied with all covenants and provisions of such lease in all material respects,

(iv) neither Biovest nor any other party is in default in any material respect under such lease, (v) no party has asserted any defense, set off, or counter claim thereunder, (vi) no waiver, indulgence or postponement of any obligations thereunder has been granted by any party, and (vii) the validity or enforceability of such lease will be in no way affected by the Transactions.

     3.22 Title to and Condition of Assets; Necessary Property.

         3.22.1 Set forth on Schedule 3.22.1 is a true, correct, and complete list of all liens on the assets of Biovest as of the date hereof. No person other than Biovest owns, leases or has any right, title or interest in and to any Biovest assets.

         3.22.2 Biovest's tangible property is in good working order and repair, reasonable wear and tear accepted, has been maintained and repaired on a regular basis so as to preserve its utility and value, is usable in the ordinary course of business, and conforms in all material respects to all applicable laws relating to its construction, use and operation.

         3.22.3 Except as disclosed in Schedule 3.22.3, Biovest's assets constitute all of the assets and properties, whether real or personal, tangible or intangible, or owned, leased, or licensed, that are used or useful in the conduct of Biovest's business in the manner and to the extent presently conducted by Biovest. No other asset or property, whether real or personal, tangible or intangible, or owned, leased, or licensed, is required for the conduct of the Biovest business in the manner and to the extent presently conducted by Biovest.

     3.23 Licenses and Permits. Biovest possesses all licenses, permits, consents, concessions and other authorizations of Governmental Authorities that are required to own Biovest's assets, to sell and service any inventory of Biovest, or to otherwise conduct the Biovest business as presently conducted.
Schedule 3.23 hereto sets forth a list of each such license, permit, consent, concession or other authorization so possessed. To Biovest's knowledge, nothing contemplated in the transaction described herein will cause any of the licenses, permits, consents, concessions and other authorizations to be revoked by any such Governmental Authority.

     3.24 Environmental Matters.

         3.24.1 At all times prior to the Closing, Biovest has complied and at the Closing will be in compliance, in all material respects, with all
Environmental Laws, and Biovest has not received any notice, report, or information (including information that any litigation, investigation or administrative or other proceedings of any kind are pending or threatened) regarding any liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), or any corrective, investigatory, or remedial obligations, arising under Environmental Laws. For the purposes of this Agreement, the term "Environmental Laws" means all present governmental requirements relating to the discharge or release of air pollutants, water pollutants, process waste water, petroleum products or hazardous substances, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Occupational Safety and Health Act of 1970, as amended, the Federal Resource Conservation and Recovery Act, as amended, the Federal Clean Water Act, as amended, the Toxic Substances Control Act, as amended, the Federal Clean Air Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, and any and all other comparable state or local Laws relating to public health and safety or work health and safety.

         3.24.2 No Hazardous Substances have been, or are currently, located at, in, or under or emanating from the Leased Biovest Property or other Biovest assets in a manner which: (i) violates any applicable Environmental Laws, or
(ii) requires response, remedial, corrective action or cleanup of any kind under any applicable Environmental Law. For purposes of this Agreement, the term "Hazardous Substances" has the meaning set forth in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, in the Federal Resource Conservation and Recovery Act, as amended, and applicable state Laws, and shall also expressly include petroleum, crude oil and any fraction thereof.

     3.25 Brokers' Fees. Except as otherwise disclosed on Schedule 3.25, neither Biovest nor any person on Biovest's behalf has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee, commission or other payment with respect to the transactions contemplated by this Agreement.

     3.26 Subsidiaries. Biovest has no subsidiaries.

     3.27 CRADA. Attached as Exhibit 3.27 is a copy of the CRADA. Except as set forth in Exhibit 3.27: (i) the CRADA is in good standing, (ii) Biovest is in full compliance with all material terms and requirements of the CRADA, (iii) Biovest has not received any notice of default or non-compliance of or with the CRADA, and (iv) Biovest has no reason to believe that it may be in default or non-compliance, with the CRADA.

     3.28 All Material Information. No representation or warranty made by Biovest in this Agreement, including the attached schedules, and no statement contained in any certificate or other instrument furnished to Accentia as required herein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statement therein not misleading.

                                   ARTICLE IV
             Representations, Warranties and Agreements of Accentia

     Accentia, intending Biovest and its officers and directors to rely thereon, represents, warrants and agrees as follows:

     4.01 Corporate Standing. Accentia is a duly organized, validly existing corporation in good standing under the laws of the State of Florida. Accentia has full corporate power and authority to own its assets and operate its business in the manner that such business is presently being conducted. Accentia is qualified to transact business in the State of Florida, and Accentia's activities do not require that it qualify to transact business in any other state. Accentia has all governmental permits, licenses and other authorizations necessary to conduct its business as presently being conducted, and none of the transactions contemplated by this Agreement will terminate or violate any such permits, licenses or authorizations.

     4.02 Power to Agree.

         (a) The execution and delivery of this Agreement and the consummation of the Transaction and compliance with the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Accentia, any indenture or other agreement or instrument to which Accentia is a party or by which it or its assets are bound; or any applicable regulation, judgment, order or decree of any government instrumentality or court, domestic or foreign, having jurisdiction over Accentia, its securities or its properties.

         (b) The execution, delivery and performance of this Agreement and the Transaction do not require the consent, authority or approval of any other person or entities except such as have been obtained.

         (c) The entering into of this Agreement and the performance thereof has been duly and validly authorized by all required corporate action and does not require any consents other than such as have been unconditionally obtained.

     4.03 Omitted

     4.04 Brokers. Accentia has not engaged any broker in connection with this transaction.

     4.05  Accuracy  of  Deliveries.  This  Agreement,  all  Schedules  to  this
Agreement and all documents to be delivered by Accentia at the Closing in connection with this transaction are true and correct. 4.06 Sophisticated Investor. Accentia is a sophisticated investor and is experienced in evaluating high risk investments such as the investment contemplated by this Agreement. Accentia has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of Accentia's prospective investment in Biovest. Accentia has the ability to bear the economic risks of the investment. Accentia has been furnished access to information and documents as it has requested and has been afforded an opportunity to ask questions and expect answers from representatives of Biovest concerning the terms and conditions of this Agreement. Accentia has relied upon its own investigation, together with this Agreement, and representations and warranties contained herein, in determining to purchase shares of the Capital Stock of Biovest under this Agreement.

     4.07 Outstanding Equity Securities. Schedule 4.07 attached hereto and incorporated herein by reference lists: (i) each authorized class of Equity Securities and the number of shares outstanding shares and (ii) each option, warrant or right or other obligation of any nature to issue shares of Accentia Capital Stock. All shares of outstanding Capital Stock reflected as issued on
Schedule 4.07 are duly and validly issued and are fully paid and non-assessable.

     4.08 Financial Condition. Attached hereto as Schedule 4.08 are the unaudited Financial Statements as of and for the year ended August 31, 2002 (the "Accentia Financial Statements"). The Accentia Financial Statements present fairly Accentia's financial position as of the date thereof and its results of operations for the fiscal period then ended in conformity with GAAP. It is noted that subsequent to August 31, 2002, Accentia entered into pending and/or completed material transactions. In the exercise of its reasonable business judgment, Accentia has access to sufficient cash to enable it to close this Agreement.

     4.09 Undisclosed Liabilities. Accentia does not have any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, due or to become due, or direct or indirect, arising out of any action or inaction, or with respect to or based upon transactions or events occurring, or any state of facts or condition existing, in connection with Accentia's conduct of its business, and, to Accentia's knowledge, there is no basis for any claim against Accentia for any such material liability or obligation, except: (i) to the extent specifically described in this Agreement or disclosed in the schedules hereto, (ii) to the extent fully reflected or reserved against in the Accentia Financial Statements, (iii) for liabilities and obligations arising or incurred in the ordinary course of business, and (iv) for liabilities and obligations arising or incurred in connection with acquisitions or other business relationships, whether existing or contemplated, in connection with the conduct or expansion of the business of Accentia.

     4.10 Insurance. Schedule 4.10 lists all policies of general liability insurance setting forth the insurer, limits of coverage and premium amounts. All listed policies are in full force and effect in accordance with their respective terms. Except as disclosed in Schedule 4.10, no notice of cancellation has been received by Biovest or any other responsible party, and there is no existing default or event, which, with the giving of notice or lapse of time or both, would constitute a default thereunder except as reflected on Schedule 4.10.

     4.11 Litigation and Government Compliance. There are no actions, suits, proceedings or governmental investigations pending or, to the best of Accentia's knowledge, threatened against or affecting either Accentia or the business of Accentia except as set forth on Schedule 4.11, and Accentia is not in violation of or in default under any order, rule or regulation of any governmental agency or branch which, in any case, involves the possibility of materially and adversely affecting the business or condition of Accentia except as set forth on
Schedule 4.11;

     4.12 Tax Matters. Other than as set forth on Schedule 4.12 hereto, (a) all tax returns that Accentia was or is required to file on or prior to the Closing have been duly filed on a timely basis (after giving effect to any applicable extensions) and all taxes indicated thereon have been timely paid; (b) all tax returns that Accentia is or will be required to file after the Closing Date, with respect to periods prior to the Closing Date, will be timely filed and all taxes reflected thereon will be timely paid; (c) none of Accentia's assets is subject to any lien (other than a permitted lien) for payment of any unpaid taxes or levy proceedings; (d) all taxes which Accentia is or was required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper taxing authorities to the extent due and payable;
(e) Accentia is not a party to any Contract that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code; (f) Accentia is not a "foreign person" as such term is defined in the Code; (g) Accentia does not have any express or implied obligation (including, but not limited to, an indemnification obligation) with respect to the payment of taxes for any person other than Accentia; and (h) Accentia has not received any notice of any additional assessments since the date of any tax return nor has Accentia received any notice of any audit or review of such tax return

     4.13 Material Information. No representation or warranty made by Accentia in this Agreement, including the attached schedules, and no statement contained in any certificate or other instrument furnished to Biovest as required herein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statement therein not misleading.

     4.14 Interpretation; Survival of Warranties. The foregoing representations, warranties and agreements shall be true and correct as of the Closing Date. Each representation, warranty and agreement shall survive the Closing. None of such representations, warranties and agreements contain or shall contain, as of the Closing Date, any false or misleading statement of a material fact or omit, as of the Closing Date, to state any material fact necessary in order to make the representations, warranties and agreements not misleading.

                                    ARTICLE V
                                    Covenants

     5.01 Covenants of Biovest. Biovest shall:

         (a) Pending the Closing, carry on its business in substantially the same manner as heretofore carried on;

         (b) Pending the Closing, Biovest shall maintain, in all material respects, compliance with all governmental rules and regulations applicable to its business;

         (c) Pending the Closing, not sell, mortgage, pledge, subject to lien or otherwise encumber or dispose of any of its assets, except in the ordinary course of business, and not engage in any transaction other than in the ordinary course of business, without the written consent of Accentia, which will not be unreasonably withheld or delayed;

         (d) Pending the Closing, maintain its fixed assets and its operating assets in a good and operating state of repair, order and condition, reasonable wear and tear and damage by fire or other casualty excepted;

         (e) Pending the Closing, maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied;

         (f) Pending the Closing, maintain in full force and effect insurance comparable in amount and scope of coverage to that which is now maintained;

         (g) Pending the Closing, perform, in all material respects, all of its existing obligations relating to or affecting its assets, properties and business in the same manner as heretofore performed;

         (h) Pending the Closing, use its best efforts to maintain and preserve its business organizations intact and retain its present employees so that they will be available after the Closing Date;

         (i) Pending the Closing, not increase any salary or other form of compensation payable to, or to become payable to, any of the employees of Biovest;

         (j) Pending the Closing, not pay or accrue any bonuses;

         (k) Pending the Closing, except as contemplated by this Agreement, not issue any Equity Securities or debt securities without the prior written consent of Accentia;

         (l) Pending the Closing, Biovest shall stand still and conduct or engage in, either directly or indirectly, no negotiations or discussions of any nature with any potential investor by or financial source other than Accentia or Hopkins Capital Group until the Closing Date or any extension thereof as provided in Section 6.01 (the "Standstill Period");

         (m) Immediately before the Closing, Biovest shall have the following officers and directors which shall be duly elected or appointed:

OFFICERS:         Frank O'Donnell, M.D., Chairman (Executive Officer)
                  Christopher Kyriakides, M.D., Vice Chairman
                  Stephane Allard M.D. President and CEO
                  James McNulty, CFO

DIRECTORS         Frank O'Donnell, M.D.
                  Peter Pappas
                  Raphael Mannino,PhD
                  Steve Arikian, M.D.
                  Martin Baum
                  Chris Chapman, M.D.
                  Stephane Allard, M.D.
                  Christopher Kyriakides, M.D.

         (n)   Following   Closing,   Biovest   shall  amend  its   Articles  of
Incorporation to establish, and at all times thereafter shall maintain, a sufficient number of shares of authorized but unissued common stock required to enable Biovest to comply with this Agreement, including but not limited to, the Accentia First Right of Refusal.

         (o) Prior to the Closing, Biovest shall, in a fashion acceptable to Accentia, cause all accrued executive compensation owed by Biovest through the date of the Closing of this Agreement to be satisfied through the issuance of convertible notes having the following terms and conditions: (i) the payment date for all principal and accrued interest shall be in one installment on the fourth anniversary of Closing; and (ii) the convertible note shall bear interest at 7% per annum, accrued through payment of principal; and (iii) conversion rights which allow the holder, at the payment date, or earlier with consent of Accentia, to either: (a) convert all principal and accrued interest into common stock of Accentia with the number of shares of Accentia Common Stock being established at the Accentia Common Stock value as provided in Section 1.01 for outstanding convertible notes, or in the alternative; (b) convert all principal and accrued interest into shares of common stock of Biovest as provided in
Section 1.01 for outstanding convertible notes.

         (p) Biovest shall give the holder of each outstanding convertible note currently outstanding, the opportunity to modify the terms of their notes to be consistent with the terms of the new convertible notes described in subparagraph
(o) above. This opportunity to modify the terms of outstanding convertible notes shall terminate and be of no continuing effect following the Closing of this Agreement.

     5.02 (a) Covenants of Accentia. Shares of Biovest acquired by Accentia hereunder shall not be sold into the public market until twelve months following the Commencement of Public Trading of Biovest shares pursuant to Section 1.05.

                                   ARTICLE VI
                                     Closing

     6.01 Time and Place of Closing. The Closing shall take place no later than sixty (60) days from the execution of this Agreement (the "Closing"). The Closing shall occur at such place as the parties may mutually agree.

     6.02 Items to be Delivered at the Closing. At the Closing, and subject to terms and conditions of this Agreement:

         (a) Biovest shall deliver or cause to be delivered to Accentia the following:

               (i) Certificates representing the common stock being purchased by Accentia pursuant to Section 1.01 and 1.02 hereof, fully executed and in form and substance reasonably acceptable to Accentia and its counsel;

               (ii) Certified copy of the Meeting of the Board of Directors of Biovest establishing the officers and directors required by Section 5.01(o).

               (iii) Certified copy of the minutes of Minutes of the meeting of the Board of Directors of Biovest, reflecting the consent to and approval of this Agreement and of all actions required by this Agreement;

               (iv) Certificate of Good Standing reflecting that Biovest is an active corporation in its state of incorporation;

               (v) Any and all other documents which may be reasonably requested by Accentia to effectuate and perfect the transaction contemplated by this Agreement;

               (vi) Legal opinion of counsel for Biovest in the form attached hereto as an Exhibit;

               (vii) A list of all Biovest employees which shall continue, or are contemplated to continue, as employees of Biovest immediately following the Closing;

               (viii) A list of all accruals due and payable to Biovest past or current employees, directors or shareholders immediately following the Closing;

               (ix) A list of all Biovest options, warrant and rights to acquire Biovest stock which shall remain outstanding immediately following the Closing; and

         (b) Accentia shall deliver or cause to be delivered, the following documents to Biovest at the Closing:

               (i) Accentia certified check, wire or verification of direct payment pursuant to Schedule 1.01 in the amount of the Purchase Price as provided in Section 1.01 hereof;

               (ii) Certified Resolution of the Board of Directors of Accentia authorizing this Agreement and all actions required by this Agreement;

               (iii) Any and all other documents which may be reasonably requested by Biovest to effectuate and perfect the transaction contemplated in this Agreement; and

               (iv) Legal opinion of counsel for Accentia in the form attached hereto as an Exhibit.

               (v) Letter of Investment Intent required by Section 1.04.

                                   ARTICLE VII
                       Conditions - Obligations of Parties

     7.01 Conditions to Obligations of Accentia. The obligations of Accentia hereunder are subject to the conditions (any of which may be waived in writing by Accentia) that, on the Closing Date:

         (a) The representations and warranties on the part of Biovest made herein shall be true and correct, in all material respects, as of the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date, other than representations and warranties that speak of a specific date or time (which need be true and correct as of such date or time) and Biovest shall not have materially breached any of its obligations under this Agreement;

         (b) Biovest shall have substantially performed and complied with all the material agreements, covenants and conditions required by this Agreement to be performed and complied with by it; and

         (c) Completion of due diligence examination of the Biovest Schedules and information required therein to the satisfaction of Accentia.

     7.02 Conditions and Obligations of Biovest. The obligations of Biovest hereunder are subject to the conditions (any of which may be waived in writing) on the Closing Date:

         (a) All material representations and warranties on the part of Accentia made herein shall be true and correct, in all material respects, as of the date hereof and as of the Closing Date, with the same force and effect as if made on the Closing Date, other than representations and warranties that speak of a specific date or time (which need be true and correct as of such date or time) and Accentia shall not have materially breached any of its obligations under this Agreement; and

         (b) Accentia shall have substantially performed and complied with all the material agreements, covenants and conditions required by this Agreement to be performed and complied with by them.

                                  ARTICLE VIII
                                     General

     8.01 Assignability. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto.

     8.02 Applicable Law. This Agreement shall be construed in accordance with the laws of the state of Delaware.

     8.03 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants, undertakings and agreements made herein shall survive the Closing, notwithstanding any custom or law to the contrary and notwithstanding the delivery of the Biovest Common Stock and the acceptance thereof. No oral representations or warranties shall survive Closing and all such oral representations and warranties shall be merged into the Closing.

     8.04 Headings. All paragraph headings herein are inserted for the convenience of the parties only and are not a part of and shall not in any way modify or affect the construction or interpretation of any of the provisions of this Agreement.

     8.05 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

     8.06 Construction. Except where the context otherwise requires, words in the plural numbers include the singular thereof, and vice versa, and words of the male gender shall include the female and neuter gender and vice versa.

     This Agreement shall be deemed to have been prepared mutually by all parties and shall not be construed against any particular party as the draftsman.

     8.07 Schedules. All Schedules required by this Agreement shall be exchanged by the parties no later than 15 calendar days following the date of this Agreement. Schedules are incorporated as material terms and provisions of the Agreement. Disclosures made in an Schedule are deemed to have been made in and for the purposes of all Schedules, and omissions from any particular Schedule shall not be deemed a breach of warranty or representation to the extent the relevant information is contained in one or more other Schedules attached hereto.

     8.08 Notices. Any notice, request or instruction to be given hereunder by any party to any other shall be in writing delivered personally or sent by certified mail to the address or telecopy number set forth below:

Accentia:               Accentia, Inc.
--------
                        5310 Cypress Center Drive, Suite 101
                        Tampa, Florida 33609
                        Fax:        (813) 287-6643

Copy To:
                        Samuel S. Duffey
                        416 Burns Court
                        Sarasota, Florida 34236
                        Fax:        (941) 954-5825

Biovest:
                        Biovest International, Inc.
                        540 Sylvan Avenue
                        Englewood Cliffs, NJ  07632

Copy to:
                        Robert H. Cohen
                        Morrison Cohen Singer & Weinstein, LLP
                        750 Lexington Avenue
                        New York, NY  10022
                        Fax:        (212) 735-8708

         (n) 8.09 Letters of Intent. All prior Letters of Intent, Deal Points or Outlines and other communication or correspondence concerning the subject matter of this Agreement are superseded by this Agreement and are merged into this Agreement and shall not survive the Closing of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

                                           ACCENTIA, INC.



                                           By:
                                              ----------------------------------
                                           Its:


                                           BIOVEST INTERNATIONAL, INC.



                                           By:
                                              ----------------------------------
                                           Its:

                                                                       MCSW, LLP






                       INVESTMENT AGREEMENT ("AGREEMENT")

                               DATED APRIL 9, 2003

                                     BETWEEN

                           BIOVEST INTERNATIONAL, INC.

                                       AND

                                 ACCENTIA, INC.






                               DISCLOSURE SCHEDULE

     Except as expressly set forth in the Agreement, any information, item, description document or event (each, a "Disclosure Item") set forth on this Disclosure Schedule in one section or subsection hereof shall be deemed to relate and be responsive to each represenatation, warranty and/or covenant contained in the Agreement (or exception thereto) calling for the disclosure of such Disclosure Item, whether or not expressly referred to therein, and shall be deemed disclosed for all purposes therein; provided that such deemed relationship to, responsiveness to and disclosure in such representation, warranty and/or covenant shall only be effective to the extent that a subject Disclosure Item is reasonably related to or responsive to the subject representation, warranty and/or covenant. Capitalized terms used in this Disclosure Schedule without definition have the respective meanings set forth in the Agreement. Disclosure Items speak as of April 9, 2003, unless otherwise noted.

Schedule                                                Information Requirements
--------------------------------------------------------------------------------

1.01     Schedule of direct payments to be paid at Closing from initial Purchase
         Price

1.02 Debts, accruals and obligations to be paid at Closing from initial Purchase Price

3.01     Corporate Standing

3.02     Outstanding Equity Securities

3.03     Power to Agree

3.04     Outstanding Debts of Biovest

3.05     Material Contracts

3.06     Government Filings and Reports

3.07     Audited Financial Statements for years ending Dec 31, 2000-2001-2002

3.07.4 Undisclosedure of any recommended or advised changes, additions or deletions of BioVest independent accountants not diclosed I the Financial Statements

3.08     Accounts Receivable

3.09     Accounts Payable

3.10     Undisclosed Liabilities

3.11     Insurance

3.12     Employees

3.13     Intellectual Property

3.14     Business Plan

3.15     Litigation and Government Compliance

3.16     Corporate Records

3.17     Absence of Certain Developments

3.19     Tax Matters

3.20     Securities Matters

3.21     Real Property

3.22     Title to and Condition of Assets; Necessary Property

3.22.1   Liens

3.22.3   Necessary Property

3.23     Licenses and Permits

3.25     Brokers' Fees

3.27     CRADA
--------------------------------------------------------------------------------

Biovest International, Inc.
Schedule 1.01



     1.01 To be paid at Closing directly to payees from initial Purchase Price

          Biovest  International,  Inc.                              $ 1,970,000
          ($2,500,000  net of $530,000 pre-closing advance)

          Morrison Cohen - to be determined
          (If paid directly, reduces above amount to Biovest)

Biovest International, Inc.
Schedule 1.02

     Debts, accruals and obligations to be paid at Closing from initial Purchase Price

     Payee                                                Amount
     ---------------------------------------------------------------------------

     Morrision Cohen                                  to be determined

     Reference is made to Schedules 3.04 and 3.09; items to be paid to be determined upon consultation between Accentia and Biovest, unless otherwise disclosed in these scheduless.

Biovest International, Inc.
Schedule 3.01

     Corporate Standing

     no disclosure

Biovest International, Inc.
Schedule 3.02

Outstanding Equity Securities
-----------------------------
SHAREHOLDERS LISTING - April 24, 2003

      Last                                 First                        Total
A-Aaron S                                                                  44
Accountants on Call                                                         5
Acro Associates                                                             9
Aeneas Venture Corp                                                    22,006
Air Care Go, Inc.                                                          81
Airborne Express                                                            3
Airline Freight Services Inc.                                             243
AIT Air Freight Systems                                                    23
Alko Diagnostics                                                           16
Alltemp Storage & Distribution                                            184
Ameralis                                  Anthony                      15,000
Ameralis                                  Cleria                        4,000
American Financial Printing                                               338
American Stock Transfer                                                 1,567
Ameripride Services                                                         3
Amersham Pharmacia Biotech                                                 67
Amon                                      Stephen                          47
Amsco                                                                      79
Apergis                                   George                       16,000
Applied Mailing Technology                                                  2
Arden Fasteners                                                             3
Argerakis                                 George                       20,000
Argerakis                                 George P.                     2,352
Arje                                      Roy                           2,250
Arrow  Laboratory Specialists                                               8
Arvanitopoulos                            John                          2,500
Ash                                       Laura                         4,000
Aston Technologies                                                         38
ATCC                                                                       71
Attanasio                                 Mathew                        1,600
Automatic Data Processing-MN                                               18
Automation, Inc.                                                            1
B&H Fairway Lawn Maintenance                                               20
B. Braun Medical                                                           22
Bailey                                    John                         69,648
Bakalis                                   Kostas                        3,000
Bakalis                                   Theodora                      6,000
Banque Nationale de Paris                                              22,902
Barnant Corporation                                                       190
Basalaten                                 Lynnie                        3,000
Baxter Fenwal Laboratories                                                 32
Baxter Healthcare                                                           7
BDO Gendrot                                                               382
BDO Seidman                                                             3,659
Becker                                    Howard                        3,600
Bedoya                                    Myrna                         1,000
Bellco Glass, Inc.                                                        139
Belleau                                   Thomas                       50,000
Benedetto                                 John                         80,000
Berezin                                   David                         4,000
Berquist Co                                                                13
Best Irrigation                                                             2
Bettendorf, Rohrer, Knoche, Wall                                           95
Biller                                    Jon                          10,000
BioWhittaker                                                               12
Blangifotti                               Lisa                         24,000
Blue Star Media LLP                                                       192
Bodin                                     Christian                     4,000
Brager Scientific                                                          38
Bridge Partners                                                       250,000
Britton                                   Tracey L.                       278
Buonocore                                 John                          3,158
Bushnell                                  Brent P.                        286
Buzzetti                                  Albert                        4,000
CA Dept of Revenue                                                         11
Calbiochem                                                                  8
Calibrate, Inc.                                                             3
Canon Communications                                                       49
Cartridge Care                                                              2
Casiano                                   Juan                          8,000
CDS NEDCO                                                                   4
CEDE & Co.                                                            362,527
Celtrix Pharmaceuticles                                                   312
Center for Professional Adv                                                53
Chin                                      Lyndon                       30,000
Chris Electronics                                                           7
Clark Hill PLC                                                            386
Clary Corp                                                                 17
CMI Refrigeration                                                           4
Cockinos                                  James                        69,000
Cohen                                     Alan R.                         782

Biovest International, Inc.
Schedule 3.02

Outstanding Equity Securities
-----------------------------
SHAREHOLDERS LISTING - April 24, 2003

      Last                                 First                        Total
Cohen                                     Andy                        191,515
Cole Parmer Instrument Co.                                                 54
Color Express                                                               2
Community School, The                                                   5,000
Compaq Direct Plus                                                         57
Computer Chrome                                                            26
Consolidated Plastics                                                       6
Constantinou                              Costas                        3,000
Constantinou                              John                         25,000
Constantinou                              Maria                        10,000
Contopoulos                               Damianos                      1,053
Cooperman Levitt Winikoff                                                  47
Cornell                                   Judith A.                       250
Correia                                   Alberto                      10,000
Country Suites                                                             12
Crilley                                   Michael                      20,000
Crosstown Refrigeration                                                     4
Custom Cover Services                                                      19
Daibes                                    Fred                        180,000
Dalmation Fire                                                             23
Daytimer                                                                    1
DeFouw                                    David O.                     22,632
DeFouw                                    Donald                       20,000
DeFouw                                    Jonathan W.                   8,000
DeFouw                                    Lisa                          5,600
Deluxe Business Forms                                                       5
Deneen Brual King & Raymond King                                        1,564
Desipris                                  Anthony                       2,000
Detorakis                                 Epaminondas                  20,000
Dinos                                     Ioannis                      20,000
DiPippo                                   Phillip                      66,000
Distribution Management                                                   156
Diversified Data & Communications                                          17
Dolan                                     Andrew E.                       208
Dorsey & Whitney LLP                                                        1
Drain King, Inc.                                                            2
Dufresne Manufacturing                                                     68
Dynagraphics                                                               92
Elvin Safety Supply                                                         9
EM Lubricants                                                              19
Emery Worldwide                                                             2
Esquenet                                  Bernard                      20,000
Essex Brownell                                                              2
Fai Electronics                                                             2
Fantini                                   Jason                         2,000
Faxon                                     Jack                            190
Federal Express                                                            66
Fischer                                   John                          4,000
Florell Glass Blowing                                                      22
Fluid Control Methods                                                      12
Forever Floral                                                              4
Forma Scientific                                                           33
Fotiadis                                  Antonios                      4,000
Fredrikson & Byron                                                      5,193
Fridley Snow Plow                                                          29
Fronk                                     Betty Lou A.                    209
FutureMed                                                                  61
Galzarano                                 Robert                        2,400
Gasalberti                                Rich                         67,347
Gazda Transportation System                                                24
Genetic Engineering News                                                  172
George Konik Associates                                                   390
Georgopoulos                              George                        4,000
Giannopoulos                              Anastasios                   20,000
Giannopoulos                              Peter                        20,000
Giano                                     Peter                         4,211
Gibco Labs                                                                236
Gilmer                                    Laurie M.                       287
Gleiter                                   Curtis J.                       288
GNS Holdings                                                          118,367
Gordon Publications                                                         4
Gott                                      Karen                           261
Gottwaldt                                 Heidi J.                        220
Gramer                                    Michael                       6,000
Gramer                                    Michael J.                      576
Grass so Green                                                             11
Greenbaum                                 Gail                          2,000
Griffin                                   Maeve                           760
H. Nutile Company                                                       1,562
Halleland Lewis Nilan                                                   1,047
Halperin, Esq                             Jack                            364

Biovest International, Inc.
Schedule 3.02

Outstanding Equity Securities
-----------------------------
SHAREHOLDERS LISTING - April 24, 2003

      Last                                 First                        Total

Hambrecht & Quist                                                      67,000
Hammer                                    Shari                        16,000
Handal                                    Edgar                        80,000
Handal, M.D.                              Arthur G. & Christine       181,999
Handal, M.D.                              Gilbert & Judith             20,000
Handal, M.D.                              Richard & Rula               20,000
Hans                                      Roger                       120,000
Hanson                                    Hollee                        1,000
Hardwick                                  Jeff V.                         224
Hartford  Insurance                                                       852
Hartofelis                                Michael X.                  113,961
Hartofilis                                James                        21,648
Hawkins Chemical                                                            6
Head                                      Hashmoon                      4,000
Heutmaker                                 John D.                         504
Hirschel                                  Mark                         50,000
Hirschel                                  Mark D.                         663
Holtz Landscape                                                            11
Horan                                     Linda K.                        261
Horwath                                   Bernard E.                    6,008
Hospal Ind                                                                196
HTS Properties                                                          7,134
Huber                                     Angela                          237
Hyclone Laboratories, Inc.                                              4,083
In House Productions                                                      124
Independent Packing                                                        16
Inmac                                                                       2
Integra Holdings AG                                                    27,733
Inter City Oil                                                              1
Ippolito                                  Gloria                       80,000
Ippolito                                  James                        80,000
Irvine Scientific                                                          28
J Exe Advertising                                                           2
Jamak, Inc                                                                 19
Jani-king of MN                                                            19
Jasons Dry Ice                                                            107
Jonas                                     Jeffery A.                      782
Kaparakos                                 George                       16,000
Kaplan                                    Barry                        60,000
Kaplan                                    Charles                     281,871
Kaplan                                    Charles A.                    3,100
Kaplan                                    Stanley                      20,000
Katsihtis                                 Cleo                         12,000
Kedzierska                                Alina                         4,000
Kedzierska                                Iwona                         4,000
Kekatos                                   Spiros                       20,000
Kelly Services, Inc.                                                      298
Kennedy Scales                                                             10
Kent                                      Carrie                          192
Kenznoff                                  Susan M.                        413
KGB Associates                                                            166
Killmer Electric                                                           53
Kimker                                    Teresa                          331
Kinkos, Inc.                                                                8
Kiu                                       Ming Tat                        782
Klein                                     David M.                      3,600
Klein                                     Michael                       3,600
Kleiner                                   Sonja                           250
Koles                                     Nicholas                     35,000
Komarov                                   Boris                        17,140
Konstantinides                            Yiannis                      20,800
Kordistos                                 Ioannis                     552,513
Kostakis                                  George                       28,000
Kostakis                                  Maria                        56,000
KreiniK, Aaron & Gersh LLP                                                 24
KS Legal Consultant                                                       775
Kydes                                     Christoforos                100,198
Kyriakides                                Alexander                     2,500
Kyriakides                                Anna                        100,000
Kyriakides                                Chris                       370,883
Kyriakides                                Chris III                     2,500
Kyriakides                                Kally                         2,500
Kyriakides                                Peter                       219,477
Kyriakides                                Peter II                      2,500
Kyriakides                                Polixeny                     84,896
Lab Support                                                               569
Lama                                      Michel                        3,000
Landriscina                               Ben                          80,000
Langonikos                                Demetrios                    20,000
Latham & Wadkins                                                       60,000
Latos                                     Andrew                       66,000

Latos                                     Peter                       160,000
Lazoglou                                  Savvas                       86,641
Lemke                                     Dixie L.                        150
Lenzo                                     Salvatore                   100,000
Levenson                                  Perry                         1,000
Liberty Carton Co                                                          81
Lindquist & Vennum                                                         46
Linen                                     Polo                         21,800
Lipton                                    Stephen                      10,000
Lore                                      Mary J.                       8,000
Lorelli                                   Vincent                       1,000
Loukeris                                  Marinos                      13,300
Luckow                                    Lori                          5,000
Lurie, Besikof, Lapidus                                                   135
Mabry                                     John                         10,000
Mabry-McCauley                            Michelle                      2,000
Macmillan Magazines                                                       223
Malo                                      Vasil                       281,762
Manna Freight Systems                                                      23
Marais                                    Denis                           500
Marangos                                  Iraklis                       1,000
Marinakis                                 Helen                         9,600
Maron                                     Peter                         2,382
Mattson                                   Jeremy R.                       200
Maultasch                                 David                           800
Mc Grady                                  Peter                           544
McCauley                                  Mark                          3,500
MCI Local Service                                                           7
Medo USA                                                                   28
Menche                                    David                        60,000
Menche                                    Herman                       20,000
Mercer & Hole                                                           2,389
Micro Parts                                                                18
Mid-Com Comm                                                               43
Midwest Mailing Systems                                                     1
Minnegasco                                                                 13
Minnesota Chemical                                                          8
Mintz                                     Daniel                       10,000
MN Biotechnologt Assn                                                      27
MN Dept of Revenue                                                        764
MN MED Inc.                                                                11
Monterio                                  Andrea                          400
Morgan                                    Alfred                        2,000
Morganroth & Morganroth                                                    51
Moser                                     Richard & Loraine            10,000
Moses                                     Robert                        4,000
Moshopoulos                               Xanthippi                    40,000
Moskowitz                                 Michael                      10,000
Mourkakos                                 Othon                       119,999
Mourkakos                                 Peter                       205,554
Mourkakos                                 Roula                        56,000
Mourkakos                                 Stavroula                    61,784
Mourkakos                                 Theodora                     50,000
Mulholland                                Joyce                         5,267
Mway LLC                                                              350,000
Nair                                      Ray                           2,579
Namsa                                                                       8
NASDAQ                                                                    466
National Calibration Lab                                                   15
National Seminars Group                                                     6
Navedo-Rivera                             Maria                         9,000
Nefesh                                    Zion                            700
Neocleous                                 Chris                        10,000
Neocleous                                 Nicholas                     51,296
Nicholas                                  Raymond                       2,000
Nicholson                                 Nick                          4,000
Norris                                    Beverly                       1,312
Northern States Power                                                     742
Olko                                      Henry                        30,000
Olson                                     David                            46
Olstein                                   Peter                           400
Olsten Staffing Services                                                  188
Onvoy Inc.                                                                  8
Orkin Exterminating                                                         4
Ossorio                                   Noreyma                       5,600
Oxygen Service Co                                                          98
Page                                      Darrell                       2,000
Page                                      Darrell                         576
Panagiotidis                              Haralambos                    2,000
Papantonis                                Nicholas                      3,000
Paper Direct                                                                4

Biovest International, Inc.
Schedule 3.02

Outstanding Equity Securities
-----------------------------
SHAREHOLDERS LISTING - April 24, 2003

      Last                                 First                        Total

Pappas                                    Glenn George                  3,333
Pappas                                    Peter & Catherine           336,667
Pappas                                    Peter                       473,333
Paschalidis                               Isaac                        40,000
Paschalidis                               Isaac & Stacey               20,000
Pastore                                   Ronald                       40,000
Paulson                                   Christy                         280
Pensa                                     Laury                        80,000
Perdios                                   Demetrios                    15,000
Peskoff                                   Roy                           4,000
Peters                                    Maitland                     44,000
Pfeffer                                   Robert                      168,836
Pharmacia & Upjohn Diagnostics                                             16
Pierce                                    Vicki                            17
Pierce Refrigeration                                                       26
Piezo Kinetics, Inc.                                                        1
Pilarinos                                 Timothy                      20,000
Pioneer Standard                                                           19
PM Services                                                                80
Polar Tech                                                                 30
Polchick                                  Abraham                      20,000
Poolin                                    Barbara                       8,000
Poolin                                    Michael                       4,000
Pownall-Gray                              Dickon                        3,129
Pownall-Grey                              Dickon                       80,000
PR Newswire                                                                94
Prakash                                   Anaka                        90,000
Prakash                                   Anaka                         3,107
Prakash Pension                           Anaka                         1,550
Professional Consultants                                                   21
Progressive Business Pub.                                                   8
Prostaff                                                                   10
Purimetrics, Inc.                                                          64
Pyrros                                    Michael                       4,211
Quality Biotech                                                            96
Quality Business Forms                                                     16
Quast Transfer                                                              9
Ramirez                                   Albino                          779
Ramirez                                   Jose                            779
Ramirez                                   Manuel                        1,557
Rapid Service                                                              22
Rasmusson                                 Larry                           200
Remel                                                                       1
Reyes                                     Robert                          153
Reynolds                                  Collins                      10,000
Ribeiro                                   Mauro                         1,500
Richey Electronics                                                          3
Road Runner Parcel                                                          5
Rockefeller University Press                                               42
Roehrl                                    Maria                            94
Rogers                                    Anthony                       4,000
Rogers                                    Joseph                      100,000
Rogers                                    Peter                       270,000
Rotherman                                 Ross                          4,000
Rouikate                                  Monika                        4,000
Sage Group                                The                             201
Saita                                     Hellen                          650
Sakalis                                   Dimitrios                       999
Sakowicz                                  Richard                       9,000
Salvit                                    Robert Yoset                  7,000
Sandpiper Multimedia                                                        5
Sashikala Prakash Pension                                               6,214
Scantibodies Laboratory                                                 3,999
Schiff & Company                                                           88
Schwartz                                  Bernard & Barbara               782
Science                                                                   210
Scientific                                Richard Allen                     7
Scientific Research Consortium                                             11
Scientific Staffing                                                     1,124
Scientist                                                                 200
Seelye Plastics                                                             4
Sekas                                     George                       10,000
Sekas                                     Nicholas G.                  65,191
Select Technologies                                                         3
Selectform                                                                  2
Seremetis                                 Stephen                      20,000
Serres                                    Michael                       4,211
Shankman                                  Steve                       250,000
Shi                                       Yuan                          6,000
Shumko                                    John                          2,105
Sigma-Aldrich                                                           1,327

Biovest International, Inc.
Schedule 3.02

Outstanding Equity Securities
-----------------------------
SHAREHOLDERS LISTING - April 24, 2003

      Last                                 First                        Total

Silberman                                 Jerry                        10,000
Silberman                                 Jerry                         2,335
Silent Knight Security                                                     12
Silverman Olson Thorvilson                                                216
Silvers                                   Roy                          40,000
Simplex Time Recorder                                                      17
Sitilides                                 George                        8,000
Sitilides                                 John                         24,000
Sitilides                                 Louis                         8,000
Skytel                                                                      2
Smith                                     Jolene                        4,000
Smith Engineering                                                           9
Society for HR MGT                                                          4
Sonic Courier                                                               2
Soras                                     Constantine                  30,000
Spadafora                                 Phil                          1,000
Spectrum Laboratories                                                      24
Sportelli                                 John                        175,289
Sports Medicine & Orthopaedic Rehab. P.C.                              20,000
St Paul Book                                                                2
Stavrou                                   Stavros                      30,367
Steris Corp                                                                 7
Sterling Bank                                                              87
Stewarts Forest Prod                                                        2
Sund                                      Robert                          240
Sunsource Fauver                                                           21
Suspa, Inc.                                                                35
Suspa, Inc.                                                                47
Sutton                                    Henry                        35,000
Tawab                                     Massery                         779
Taylor Machine                                                              1
Tecknit,Inc                                                                10
Temporary Assets                                                           21
Testa                                     A. Edward                     1,565
Thunnell                                  Pamela                           63
Toll company                                                              110
Top Five Data Services                                                     15
Tophoney                                  Kim                          10,000
Touratzidis                               Maria                        46,061
Travel Tax Mgt                                                              9
Tsakinis                                  Haris                         1,000
Tsimis                                    Mike                         12,000
Tsolakidis                                Vasilios                      2,105
Tsouros                                   Stavros                      40,000
Twin City Filter Service                                                    2
Tzenova                                   Petia                         3,000
Uhl Co.                                                                     2
Uhr                                       Irwin                           400
Unisyn Technologies                                                    70,000
United Parcel Service                                                     376
Univ. of Minnesota                                                         18
Univ. of Minnesota                                                          3
Unter                                     Dr. Saul                        779
UPS Customhouse Brokerage                                                 555
Valente                                   Oswald                        1,557
Valentzas                                 Demetrios                    11,000
Van                                       Virginia                     20,000
Van Soneren Transfer                                                        1
Varughese                                 Chechamna                       252
Viro Med                                                                   20
Vitale                                    Lisa                          4,000
Vossogh                                   Sirous                        2,000
Vozick                                    David                         9,000
Vrettos                                   Ilias                        10,000
VWR Scientific                                                             52
Waniger                                   Scott                         1,424
Warburton LLC                                                         225,000
Weisbord                                  Michael                       4,800
Weisman                                   David                         2,000
Wells                                     Marina                       21,053
Williamsburg Bioprocessing                                                 32
Wilson Lines                                                                8
Wilson, Elser, Moskowitz, Edelman                                          26
World Courier                                                              50
World Spirit, Inc.                                                      6,265
Xenos                                     Theodore                     20,000
Yun                                       Hyungkoo                     40,000
Zinkel                                    Robert                          283
Zoitas                                    Thomas                       40,000
Zouridis                                  Christos                      4,000
Zweig                                     Joel                          2,000
                                                               --------------

Biovest International, Inc.
Schedule 3.02

Outstanding Equity Securities
-----------------------------
SHAREHOLDERS LISTING - April 24, 2003

      Last                                 First                        Total

                                                                   10,269,696

 * Constantin                              George                      36,000

                                                                   10,305,696

* Shares authorized but not yet issued--to be issued within 30 days of April 22, 2003, pursuant to termination agreement


Biovest International, Inc.
Stock Options and Warrants

Term in  Grant                                                                    Exercise
Years    Date              Individual                                 Outstanding   Price         Proceeds

                            OPTIONS
        FY 2000
 5                  07/19/00 Chris Kyriakides                          1,000,000     1.50        1,500,000
 5                  07/19/00 Othon Mourkakos                           1,000,000     1.50        1,500,000
 5                  07/19/00 David DeFouw                                200,000     1.50          300,000
                             FY 2000 Activity                          2,200,000                 3,300,000

        FY 2001
 5                  03/15/01 JSA options (Sitildes)                      140,000     1.25          175,000
10                  06/06/01 Dave DeFouw                                  75,000     1.25           93,750
10                  06/06/01 Thomas F. Belleau                           100,000     1.25          125,000
10                  06/06/01 David D. Moser                               20,000     1.25           25,000
10                  06/06/01 Mark D. Hirschel                            100,000     1.25          125,000
10                  06/06/01 Lori A. Luckow                               30,000     1.25           37,500
10                  06/06/01 Michael J. Gramer                            50,000     1.25           62,500
10                  06/06/01 Darrell P. Page                              25,000     1.25           31,250
10                  06/06/01 Robert Wojciechowski                         15,000     1.25           18,750
10                  06/06/01 Karl P. Bongers                               4,000     1.25            5,000
10                  06/06/01 Gary E. Braun                                 2,000     1.25            2,500
10                  06/06/01 Grant A. Adams                                  500     1.25              625
10                  06/06/01 Scott T. Waigner                             15,000     1.25           18,750
10                  06/06/01 Beverly J. Norris                            15,000     1.25           18,750
10                  06/06/01 Martin H. Banas                               5,000     1.25            6,250
10                  06/06/01 Thomas J. Kulkay                                100     1.25              125
10                  06/06/01 Susan E. Olmscheid                            4,000     1.25            5,000
10                  06/06/01 Maria Roehrl                                    250     1.25              313
10                  06/06/01 Judith A. Cornell                             1,000     1.25            1,250
10                  06/06/01 Laurie M. Gilmer                              2,000     1.25            2,500
10                  06/06/01 Dixie L. Lemke                                  500     1.25              625
10                  06/06/01 Linda K. Horan                                1,000     1.25            1,250
10                  06/06/01 Dwaine G. Stier                                 500     1.25              625
10                  06/06/01 Leroy A. Dorosh-Walther                       1,000     1.25            1,250
10                  06/06/01 Hiede J. Gottwaldt                            1,000     1.25            1,250
10                  06/06/01 Curtis J. Gleiter                             1,500     1.25            1,875
10                  06/06/01 Karen E. Gott                                 1,500     1.25            1,875
10                  06/06/01 Jeff V. Hardwick                                750     1.25              938
10                  06/06/01 Angela M. Johnson                             1,000     1.25            1,250
10                  06/06/01 Laurie M. Johnson                               750     1.25              938
10                  06/06/01 Larry A Rasmusson, Jr.                          750     1.25              938
10                  06/06/01 Chad A Sinkler                                  750     1.25              938
10                  06/06/01 Dixie L. Lindsey                                500     1.25              625
10                  06/06/01 William G. Feiler                               500     1.25              625
10                  06/06/01 Robert J. Reyes                                 500     1.25              625
10                  06/06/01 Antonio M. Fontes                             1,000     1.25            1,250
10                  06/06/01 Karen A. Arruda                                 250     1.25              313
10                  06/06/01 Nancy E. Crosbie                              1,000     1.25            1,250
10                  06/06/01 Edward S. Hines                               3,500     1.25            4,375
10                  06/06/01 Louise M. King                                2,000     1.25            2,500
10                  06/06/01 Sandra A. Leclerk                                       1.25
10                  06/06/01 Peter E. Recklett                               750     1.25              938
10                  06/06/01 Lori A. Rice                                            1.25
10                  06/06/01 James Sauro                                     750     1.25              938
10                  06/06/01 Kathleen J. Salazar                             500     1.25              625
10                  08/18/01 Antonio M. Fontes                             4,000     1.25            5,000
                    08/18/01 James Sauro                                     500     1.25              625
                    08/18/01 Lori A. Rice                                            1.25                -
10                  06/06/01 Chris Kyriakides - 6/1/01                   600,000     1.38          825,000
10                  06/06/01 Othon Mourkakos - 6/1/01                    600,000     1.38          825,000
10                  06/06/01 Dr. Pfeffer                                 500,000     1.25          625,000
                    06/06/01 Robert H. Cohen(non-employee)               100,000     1.25          125,000
10                  06/06/01 Peter McGrady                                 2,500     1.25            3,125
10                  07/25/01 Crystal Cortesella                           10,000     3.00           30,000
10                   9/01/01 Doug Rutnik                                  10,000     3.00           30,000
                             FY 2001 Activity                          2,453,100                 3,251,375

      FY 2002
 5                  10/01/01 Chris Kyriakides                          1,000,000     1.50        1,500,000
 5                  10/01/01 Othon Mourkakos                           1,000,000     1.50        1,500,000
 5                   10/1/01 David DeFouw                                 50,000     1.50           75,000
 5                   10/1/01 David DeFouw                                 50,000     1.50           75,000
10                  02/18/02 Karen A. Arruda                               2,000     2.25            4,500
10                  02/18/02 Crystal Cortellessa                           2,000     2.25            4,500
10                  02/18/02 Tony Fontes                                   1,000     2.25            2,250
10                  02/18/02 Nancy E. Crosbie                              4,000     2.25            9,000
10                  02/18/02 Edward S. Hines                               7,000     2.25           15,750
10                  02/18/02 Louise M. King                               10,000     2.25           22,500
10                  02/18/02 Sandra A. Leclerk                                       2.25
10                  02/18/02 Peter E. Recklett                             3,000     2.25            6,750
10                  02/18/02 Lori A. Rice                                            2.25
10                  02/18/02 James Sauro                                   5,000     2.25           11,250
10                  02/18/02 Kathleen J. Salazar                           1,000     2.25            2,250
10                  02/18/02 Dianne Mondor                                 1,000     2.25            2,250
10                  12/18/01 Mark Hirschel                                50,000     1.50           75,000
10                  12/18/01 Lori Luckow                                  10,000     1.50           15,000
10                  12/18/01 David Moser                                   2,500     1.50            3,750


Biovest International, Inc.
Stock Options and Warrants

Term in  Grant                                                                    Exercise
Years    Date              Individual                                 Outstanding   Price         Proceeds

                            OPTIONS

10                   5/24/02 Deb Jamieson                                 20,000     2.25           45,000
10                   5/24/02 Dick Sakowicz                                25,000     1.50           37,500
10                   5/24/02 Dick Sakowicz                                30,000     2.25           67,500
10                   5/24/02 Dick Sakowicz                                20,000     2.75           55,000
10                  03/06/03 Peter Pappas                              1,000,000 *   0.50          500,000
                             *Requires stockholder approval
                             FY 2002 Activity                          3,293,500                 4,029,750

                             Status to date 2003                       7,946,600                10,581,125

                             WARRANTS
      FY 2000
 5                  08/15/00 GNS Holdings (formerly Bridge Partners)     230,000     1.25          287,500
 5                  08/15/00 Bridge Partners                             320,000     1.25          400,000
 5                  08/15/00 Bridge Partners                             250,000     2.00          500,000
                             FY 2000 Activity                            800,000                 1,187,500

      FY 2001
 5                  06/21/01 Peter Pappas                                510,000     5.00        2,550,000
 5                  02/15/01 David DeFouw                                 25,000     2.50           62,500
 5                  02/15/01 David DeFouw                                 25,000     5.00          125,000
 5                  12/29/00 John Kordistos                               25,000     2.50           62,500
 5                  12/29/00 John Kordistos                               25,000     5.00          125,000
 5                  04/04/01 John Patrikis                                25,000     2.50           62,500
 5                  04/04/01 John Patrikis                                25,000     5.00          125,000
 5                  04/03/01 Dr. Robert Pfeffer                           25,000     2.50           62,500
 5                  04/03/01 Dr. Robert Pfeffer                           25,000     5.00          125,000
 5                  03/08/01 Richard Russell                              25,000     2.50           62,500
 5                  03/08/01 Richard Russell                              25,000     5.00          125,000
 5                  02/14/01 Salvatore Lenzo                              25,000     2.50           62,500
 5                  02/14/01 Salvatore Lenzo                              25,000     5.00          125,000
 5                  03/15/01 Peter Latos                                  25,000     2.50           62,500
 5                  03/15/01 Peter Latos                                  25,000     5.00          125,000
 5                  08/01/01 Peter Pappas                                100,000     2.50          250,000
 5                  08/01/01 Peter Pappas                                100,000     2.50          250,000
 5                  09/01/01 Ioannis Kordistos (loan renewal)             25,000     5.00          125,000
 5                  09/01/01 David DeFouw (loan renewal)                  25,000     5.00          125,000
 5                  09/01/01 John Patrikis (loan renewal)                 25,000     5.00          125,000
 5                  09/01/01 Dr. Robert Pfeffer (loan renewal)            25,000     5.00          125,000
                             FY 2001 Activity                          1,160,000                 4,862,500



      FY 2002
 5                  10/11/01 Andrew Alexander Wise & Co.                   5,000     1.25            6,250
 5                  10/11/01 Andrew Alexander Wise & Co.                   7,500     1.25            9,375
 5                  10/11/01 Andrew Alexander Wise & Co.                   5,000     1.50            7,500
 5                  10/11/01 Andrew Alexander Wise & Co.                   7,500     1.50           11,250
 5                  10/13/01 Andrew Alexander Wise & Co.                   2,500     1.25            3,125
 5                  10/13/01 Andrew Alexander Wise & Co.                   2,500     1.50            3,750
 5                  10/16/01 Andrew Alexander Wise & Co.                   5,000     1.25            6,250
 5                  10/16/01 Andrew Alexander Wise & Co.                   5,000     1.50            7,500
 5                  10/25/01 Andrew Alexander Wise & Co.                   2,500     1.25            3,125
 5                  10/25/01 Andrew Alexander Wise & Co.                   2,500     1.50            3,750
 5                  11/06/01 Andrew Alexander Wise & Co.                   2,500     1.25            3,125
 5                  11/06/01 Andrew Alexander Wise & Co.                   2,500     1.50            3,750
 5                  11/07/01 Andrew Alexander Wise & Co.                   2,500     1.25            3,125
 5                  11/07/01 Andrew Alexander Wise & Co.                   2,500     1.50            3,750
 5                  12/03/01 Andrew Alexander Wise & Co.                  15,000     1.25           18,750
 5                  12/03/01 Andrew Alexander Wise & Co.                  15,000     1.50           22,500
 5                  12/12/01 Andrew Alexander Wise & Co.                  10,000     1.25           12,500
 5                  12/12/01 Andrew Alexander Wise & Co.                  10,000     1.50           15,000
 5                  12/19/01 Reveka Agopianis                             50,000     5.00          250,000
 5                  12/20/01 Constantine Soras                            50,000     2.50          125,000
 5                  01/10/02 Andrew Alexander Wise & Co.                   5,000     1.25            6,250
 5                  01/10/02 Andrew Alexander Wise & Co.                   5,000     1.50            7,500
 5                  01/22/02 Andrew Alexander Wise & Co.                  10,000     1.25           12,500
 5                  01/22/02 Andrew Alexander Wise & Co.                  10,000     1.50           15,000
 5                  01/30/02 Andrew Alexander Wise & Co.                  32,500     1.25           40,625
 5                  01/30/02 Andrew Alexander Wise & Co.                  32,500     1.50           48,750
 5                  05/24/02 Peter Pappas                                166,667     3.00          500,000
 5                  05/24/02 Peter Pappas                                250,000     1.50          375,000
 5                  06/15/02 Chris Chapman                                10,000     3.00           30,000
 5                  06/15/02 Chris Chapman                                 6,000     4.00           24,000
 5                  06/15/02 Chris Chapman                                 4,000     5.00           20,000


                                  Total warrants issued in 2002          736,667                 1,599,000


 5                  10/24/02 David DeFouw                                 25,000     1.25           31,250
 5                  10/24/02 John Kordistos                               25,000     1.25           31,250
 5                  10/24/02 Bob Evans                                    25,000     1.25           31,250
 5                  10/24/02 John & Mary Lignos                           12,500     1.25           15,625
 5                  10/24/02 Fay Logan                                    12,500     1.25           15,625
 5                  10/24/02 Robert Dillon                                87,500     1.25          109,375


Biovest International, Inc.
Stock Options and Warrants

Term in  Grant                                                                    Exercise
Years    Date              Individual                                 Outstanding   Price         Proceeds

                            OPTIONS

 5                  10/24/02 Kit Ching Wong                               12,500     1.25           15,625
 5                  10/24/02 Laury Pensa                                  81,250     1.25          101,563
 5                  10/24/02 Anaka Prakash                                18,750     1.25           23,438
 5                  10/24/02 Peter Pappas                                250,000     1.25          312,500
 5                  01/13/03 Peter Pappas                                200,000     0.50          100,000
 5                  02/26/03 Peter Pappas                                160,000     0.50           80,000
 5                  03/07/03 Angelo Tsakopoulos                          250,000     0.50          125,000


                                 Total warrants issued in 2003         1,160,000                   992,500



                        Total for Warrants Issued through 2003         3,856,667                 8,641,500

                        Totals for all categories through 2003        11,803,267                19,222,625




Biovest International, Inc.
Schedule 3.03

     Power to Agree

     Consents or notices to the parties under the material  contracts  listed on
     Schedule 3.05 (which have been furnished and/or made available to Accentia) may be required in connection with the execution, delivery and/or performance of the investment agreement.


Biovest International, Inc.
Schedule 3.04

 Outstanding Debts of Biovest
                                                                                  Accr Int to
 Notes Payable @ 6/09/03                                             Principal       6/9/03         Total      Subtotals
       Kordistos                                                      100,000        12,767       112,767
       DeFouw, D                                                      100,000        20,247       120,247
       Pfeffer                                                        100,000        19,288       119,288
       Pappas                                                       1,000,000       132,945     1,132,945
       Evans                                                          100,000        12,432       112,432
       Soras, C/M                                                      50,000         6,226        56,226
       Prakash                                                         75,000         3,113        78,113
       Korahais                                                        25,000         9,308        34,308
       Soras, Ch                                                       50,000         6,175        56,175
       Konstandtinitis                                                 25,000         3,041        28,041
       Lignos                                                          50,000         3,862        53,862
       Logan                                                           50,000         3,861        53,861
       Dillon                                                         350,000        38,281       388,281
       Agopianis                                                      150,000        16,551       166,551
       Wong                                                            50,000         5,240        55,240
       Pensa                                                          325,000        32,990       357,990
       Pappas                                                         160,000         3,161       163,161
       Tsakopoulos                                                    250,000         4,507       254,507

       Halleland Lewis                                                 72,047         3,166        75,213
       Rider Bennett                                                   74,990             -        74,990

 Long Term Debt-regulatory agencies @ 5/31/03
          State of Minnesota                                           52,288             -        52,288
          State of Minnesota                                           27,415             -        27,415
          MN SUTA                                                      26,911             -        26,911
          State of Pennsylvania                                        20,571             -        20,571
          State of New Jersey                                           7,703             -         7,703
          State of Wisconsin                                            4,838             -         4,838
 Short Term Borrowings @ 6/9/03
                                                                                                          ---------------
       Pappas                                                         300,000         1,148       301,148       3,935,071
                                                                                               --------------------------

 Accrued Executive Compensation through June, 2003
       C Kyriakides                                                                               855,000
       O Mourkakos                                                                                855,000
       D DeFouw                                                                                    40,000       1,750,000

 Accrued Payroll/Taxes - employees @ 6/6/03
       Accrued Dr. Pfeffer                                                                        200,000
       Accrued payroll/taxes - regular payroll                                                     16,067
       Accrued payroll - deferrals                                                                105,241
       Accrued commissions                                                                         16,977
       Accrued/unused vacation                                                                    147,240
       Employee withholding  - 401K                                                                 5,401
       Employee withholding - cafeteria plans                                                       4,427         495,353

 Customer deposits - hardware @ 6/6/03 (see attached list)                                        588,899         588,899

 Customer deposits - MA contract services @ 5/31/03
       Immunogen                                                                                  250,000
       Providence                                                                                  33,414
       Biosite                                                                                     36,740
       UCSF                                                                                        76,071         396,225

 Accrued liabilities 5/31/03
       Morrision Cohen  (billings)                                                                831,980
       Morrision Cohen  (accrual)                                                                  25,000
       Harris Beach legal                                                                          41,254
       NCI-CTEP fees - accrual                                                                     50,000
       Consortium site fees - accrual                                                             117,500
       Lazar Levine Felix LLP                                                                      38,828
       Stephen Smith                   judgment entered 2/28/01                                    10,530
       James Schueppert                judgment entered 2/28/01                                     2,781
       P Pappas consulting fee                                                                     30,000
       Accrued expense - Hopkinton facility close                                                  30,000
       Accrued commission - SJ Promotions Inc.                                                      6,750
       George Constantin (April-June)                                                              39,000
       DeFouw Board of Directors meeting fees                                                      12,500       1,236,123

 Accounts Payable @ 6/6/03  -  see 3.09                                                           738,583         738,583

                                                                                            ------------------------------
                                                                                                9,140,254       9,140,254
                                                                                            ==============================

 Contingent liabilities (reference made to Notice of Default- Hopkinton facility lease):
       Hopkinton facility rent premium                                                            18,243
       Hopkinton facility repair/HVAC removal                                                     20,000


 In addition, such other liabilities, debt, and payables arising in the ordinary course of business from
 April 9, 2003 (or other date as referenced in Schedule) to Closing.



Schedule 3.04 detail
Biovest International, Inc.
Customer Deposits - hardware
000-2260

                                                                     06/06/03
                                                                ----------------

Misc adj                                                               (140.62)
Abbott Lab                        25% Down Pmt                      352,875.00
Agricultre Canada                 50% Down Pmt                          375.00
Beckman Coulter                    Prepayment                        21,900.86
Becton Dickinson                  50% Down Pmt                          437.50
Biocult                           50% Down Pmt                          766.00
Biomart                           50% Down Pmt                        2,020.00
Biomerieux                        50% Down Pmt                        6,597.50
Canbreal                           Prepayment                         1,873.00
City of Hope                      50% Down Pmt                           15.00
Dade Behring                      50% Down Pmt                        5,000.00
Diagnostic Product Corp           50% Down Pmt                       27,500.00
Digitana                          50% Down Pmt                           36.15
Dominion Biologicals              50% Down Pmt                       24,250.00
Duke                              50% Down Pmt                        2,860.00
Fisher Diag/Abbott                 10% Deposit                        3,672.50
GTF                               50% Down Pmt                        2,140.00
Hellen Chertkov                   50% Down Pmt                        1,500.00
Immucor                           50% Down Pmt                          950.00
Innogenetics                      50% Down Pmt                            5.00
Instrumentation Lab               50% Down Pmt                        2,100.00
IVSS                              50% Down Pmt                           67.50
KS Biomedix                       Duplicate pmt                       3,083.00
Leinco                            50% Down Pmt                        2,400.00
Microgenics                       50% Down Pmt                        3,750.00
Miltenyi                          50% Down Pmt                        2,880.00
PARIS                             50% Down Pmt                        2,400.00
Pure Protein                      50% Down Pmt                        3,600.00
Radim                             50% Down Pmt                          440.50
Raven Biotechnologies             50% Down Pmt                       28,965.50
R-Biopharm                        50% Down Pmt                       20,595.00
SciMedia                          50% Down Pmt                       26,800.00
Southmead                          Prepayment                         2,185.00
Vicam                             50% Down Pmt                       33,750.00
VWR                               50% Down Pmt                        1,250.00

                                                        -----------------------
                                                                    588,899.39
                                                        =======================

Biovest International, Inc.
Schedule 3.05

Material Contracts

National Institutes of Health/NCRR Cooperative Agreement, Grant # 5 U42 RR05991 National Cancer Institute Cooperative Research & Development Agreement #01030 Clinical Study and Research Agreements (6 sites)
     NYU
     Duke University
     University of Pennsylvania
     Moffitt Cancer Center (Florida)
     Northwestern University
     University of Minnesota Duluth
Excorp Medical Settlement Agreement/Promissory Note
Peter Pappas Investment Agreement
Peter Pappas Consulting Agreement
SJ Promotions, Inc. Consultant/Commission Agreement
GTF Termometerfabrik Distributor Agreement
Sci-Media Distributor Agreement
TWC Biosearch International Distributor
Digitana Distributor Agreement
Bio-Mart Distributor Agreement
Tseng-Hsaing Life Sciences Ltd. Distributor Agreement
Andrew Alexander Wise Investment Banking Advisory Agreement
Consulting agreements (NCI/CRADA related) - (no executed copies on file)
     Dr. Franco Muggia
     Dr. Thomas Loughran
     Dr. Daniel Nikcevich
     Dr. Stephen J Schuster
All notes payables
Real property leases - Minnesota, Massachusetts*
Employee Related
     David Moser Employment Agreement
     George Constantin/Employment Termination Agreement
     Lori Luckow Severance Agreement
     Biovest International, Inc. Retirement Savings Plan
     Flexible Compensation Plan
     United Healthcare Insurance Company (medical)
     Fortis Benefits Insurance Company (dental/life/std/ltd)

Open customer orders - contract services (as of 6/06/03)
     Immunogen                                                       915,000
     Biosite                                                         231,737
     UCSF                                                             63,972
     Geron                                                            54,600
     All others (<$10,000 individually)                               34,734
Open customer orders - hardware (as of 6/06/03)
     See attached list by customer                                 2,512,670


Office equipment leases
     IOS Capital Lease #7N 762
     IOS Capital Lease #3B659


* Reference is made to notice of default from W9/TIB Real Estate; Hopkinton, MA lease


Schedule 3.05 detail
Open Sales Order Report

Sales    Part         Description                             Com                   Sold to                           Sold to
Order    Number                                               Code                  Customer Name                     Cust ID
--------------------------------------------------------------------------------------------------------------------------------
204891   U22010663    AY*FLOWPATH PKG., 10K CP                 CW                   AGRICULTURE & AGRI-FOOD CANADA    AGR020
204891   U24083500    KIT*SEPTA PORTS                          SPARE                AGRICULTURE & AGRI-FOOD CANADA    AGR020
204721   600058-221   AY*PKG,C/W10K,2.1M2CELL                  CW                   AMCELL CORP/CO MILTENYI BIOTEC    AMC010
204889   600058-221   AY*PKG.,C/W 10K,2.1M2 CELL               CW                   AMCELL CORP/CO MILTENYI BIOTEC    AMC010
204840   UBR110       BIOREACTOR*10KD,1.1M2                    CW                   AVENTIS PHARMA SA                 AVE010
204943   3908-000     ELECTRODE-PROBE OXYGEN 4                 SPARE                BECKMAN COULTER                   BEC030
204943   4113-000     AY.CABLE,OXYGEN INCUBATOR                SPARE                BECKMAN COULTER                   BEC030
204943   1554-000     ELECTRODE PH COMB.S/D/L/G                SPARE                BECKMAN COULTER                   BEC030
204951   CALIB        MAXIMIZER 1000                           SERV                 BECKMAN COULTER                   BEC030
204951   CALIB        MAXIMIZER 1000                           SERV                 BECKMAN COULTER                   BEC030
204775   600058-221   AY*PKG,C/W10K,2.1M2CELL                  CW                   BECKMAN-COULTER                   BEC030
204777   600068-221   AY*PKG.,C/W10K,2.1M2,CELL                CW                   BECKMAN-COULTER NEW BRX           BEC030
204776   600068-221   AY*PKG.,C/W10K.2.1M2CELL                 CW                   BECKMAN-COULTER OLD BRX           BEC030
204903   600099-221   AY*PKG.,C/W10K,2.1M2,CELL                CW                   BIO PRODUCTS LABORATORY           BIO020
204920   600022-000   ASSY*PKG.,CAP,MEDIA,10.0                 SPARE                BIO PRODUCTS LABORATORY           BIO020
204902   SERV         400012-000 A-R BD ASSY                   SPARE                BIOCULT AB PROD MRA 2855          BIO050
204902   1554-000     ELECTRODE-PH COMB.S/D/L/G                SPARE                BIOCULT AB PRODUCTION CENT        BIO050
204885   600058-221   AY*PKG.,C/W 10K, 2.1M2, CELL             CW                   BIO-MART                          BIO230
204885   600068-215   AY*PKG.,C/W 10K, 1.5 M2,                 CW                   BIO-MART                          BIO230
204819   400137-240   ASSY*CABLE,INCUBATOR TEMP                SPARE                BIOMERIEUX                        BIO060
204897   600058-221   AY*PKG.,C/W 10K,2.1M2 CELL               CW                   BIOMERIEUX                        BIO060
204897   600068-221   AY*PKG.,C/W10K, 2.1M2, CELL              CW                   BIOMERIEUX                        BIO060
204936   600068-215   AY*PKG., C/W 10K, 1.5 M2                 CW                   BIOSYNERGY (EUROPE) LTD.          QBS010
204940   SERV         LABOR FOR SERVICE                        SERV                 CANBREAL THERODIAGNOSTICS INTL    CAN030
204921   UHGW00026    BAG-WASTE, 20L, SIX PACK                 SPARE                CHEMICON INTERNATIONAL            CHE020
204947   600058-215   AY*PKG.,C/W 10K, 1.5M2                   CW                   CURETECH LTD PARTIAL OK           CUR010
204947   600020-000   ASSY*PKG., CAP, MEDIA 2.                 SPARE                CURETECH LTD PARTIAL OK           CUR010
204937   SERV         400012-000 A-R BD                        SPARE                CYMBUS BIOSCIENCES MRA 2856       CYM010
204937   SERV         400012-000 A-R BD                        SPARE                CYMBUS BIOSCIENCES MRA 2856       CYM010
204868   3534-070     AY*GAS SOL.VALVE,LOWER,A                 SPARE                CYTOBIOLOGIC                      CYT030
204360   SPECIAL      BLK ORDER FOR C/W & SPARES               BLK                  DADE BEHRING INC/SYVA             DAD040
204360   600099-221   AY*PKG.,C/W10K,2.1M2,CELL                CW                   DADE BEHRING INC/SYVA             DAD040
204945   1554-000     ELECTRODE-PH COMB.S/D/L/G                SPARE                DADE/SYVA PARTIAL OK              DAD040
204876   600159-221   AY*PKG.,C/W 10kD MWCO, 2.                CW                   DIAGNOSTIC PRODUCTS CORP          DIA010
204876   600159-221   AY*PKG.,C/W 10kD MWCO, 2.                CW                   DIAGNOSTIC PRODUCTS CORP          DIA010
204923   600099-221   AY*PKG.,C/W 10K,2.1M2 CELL               CW                   DIAGNOSTIC PRODUCTS CORP          DIA010
204944   U22011767    AY*FLOWPATH, 10KD, 35                    CW                   DIGITANA AG                       DIG010
204944   U22010529    PROBE*PH FERMPROBE                       SPARE                DIGITANA AG                       DIG010
204944   U22010686    PROBE*DO, 12MM X 90MM                    SPARE                DIGITANA AG                       DIG010
204944   U22010663    AY*FLOWPATH PKG., 10K CP                 CW                   DIGITANA AG PARTIALS OK           DIG010
204807   600099-221   AY*PKG.,C/W10K,2.1M2,CELL                CW                   DOMINION BIOLOGICALS LTD          DOM010
204910   600058-215   AY*PKG.,C/W10K, 1.5M2                    CW                   DOMINION BIOLOGICALS LTD          DOM010
204910   600068-215   AY*PKG.,C/W 10K, 1.5 M2,                 CW                   DOMINION BIOLOGICALS LTD          DOM010
204913   600099-221   AY*PKG.,C/W 10K, 2.1M2, CELL             CW                   DOMINION BIOLOGICALS LTD          DOM010
204860   4762-000     AY.PKG.PH PROBE CASE                     SPARE                DUKE MED CENTER                   DUK010
204860   600058-221   AY*PKG.,C/W,2.1M2, CELL                  CW                   DUKE MED CENTER                   DUK010
204764   1554-000     ELECTRODE-PH COMB.S/D/L/G                SPARE                EXCELL BIOTECH LTD                EXC010
204764   3371-000     AY.,CABLE,PH(INCUBATOR)                  SPARE                EXCELL BIOTECH LTD                EXC010
204764   4113-000     AY.CABLE,OXYGEN INCUBATOR                SPARE                EXCELL BIOTECH LTD                EXC010
204799   UUNI-047     MEDIA JAR COVER ASSY                     SPARE                GAMMA BIOLOGICAL                  GAM010
204847   UUNI-047     MEDIA JAR COVER ASSY                     SPARE                GAMMA BIOLOGICAL                  GAM010
204688   U12340637    FLOWPATH ASSEMBLY, AUTOHA                CW                   GLAXO WELLCOME RES. & DEV.        GLA020
204688   UBR1910      BIOREACTOR* 10kD, 19 ft2                 CW                   GLAXO WELLCOME RES. & DEV.        GLA020
204688   UOXY10       OXYGENATOR*10ft2 (1.1m2)                 CW                   GLAXO WELLCOME RES. & DEV.        GLA020
204688   UOXY25       OXYGENATOR*25ft2 (2.8 m2)                CW                   GLAXO WELLCOME RES. & DEV.        GLA020
204888   600068-221   AY*PKG., C/W 10K,2.1M2, CELL             CW                   GOTEBORGS TERMOMETERFABR          GOT010
204928   600160-221   AY*PKG.,STERILE BIO.2.1M                 CW                   GOTEBORGS TERMOMETERFABR          GOT010
204928   600239-211   AY*PKG,FINAL,BIOREACTOR                  CW                   GOTEBORGS TERMOMETERFABR          GOT010
204928   600159-221   AY*PKG,C/W 10KD MWCO 2.                  CW                   GOTEBORGS TERMOMETERFABR          GOT010
204928   1554-000     ELECTRODE-PH COMB.S/D/L/G                SPARE                GOTEBORGS TERMOMETERFABR          GOT010
204928   U12340637    FLOWPATH ASSEMBLY, AUTOH                 CW                   GOTEBORGS TERMOMETERFABR          GOT010
204928   U22010663    AY*FLOWPATH PKG., 10K CP                 CW                   GOTEBORGS TERMOMETERFABR          GOT010
204928   5145-420     ASSY-TEMPERATURE PROBE,3X                SPARE                GOTEBORGS TERMOMETERFABR          GOT010
204928   600099-221   AY*PKG,C/W,2.1M2,CELL                    CW                   GOTEBORGS TERMOMETERFABR          GOT010
204928   600238-211   AY*PKG,FINAL,FLOWPATH                    CW                   GOTEBORGS TERMOMETERFABR          GOT010
204581   U22011767    AY* FLOW PATH, 10kD, 35                  CW                   HELLEN CHERTKOV                   CHE010
204581   UOXY25A      OXYGENATOR* 25 SQ FT                     CW                   HELLEN CHERTKOV                   CHE010
204617   UBR1910      BIOREACTOR* 10kD, 19 ft2                 CW                   INSTRUMENTATION LABORATORY        INS040
204918   RESTER       60099-221 XCELL                          CW                   LAUREATE PHARMA L.P.MRA 2863      CYT010
204696   U22011767    AY*FLOW PATH, 10KD, 35                   CW                   LEINCO TECHNOLOGIES               LEI020
204696   U22011767    AY*FLOW PATH, 10KD, 35                   CW                   LEINCO TECHNOLOGIES               LEI020
204696   U22011767    AY* FLOW PATH, 10kD, 35                  CW                   LEINCO TECHNOLOGIES BLK ORDER     LEI020
204946   2014-007     AY.,TBG,SETS,SILICONE SIXP               SPARE                METABOLIX                         MET030
204915   600068-215   AY*PKG., C/W 10K, 1.5 M2                 CW                   MICROGENICS                       MIC010
204862   600052-002   ASSY*FNL.,PKG.,ASM, 230V                 INST                 MUREX BIOTECH LIMITED             ABB020
204862   600277-002   AY*PKG,A-XCELL,230V,SGL S                INST                 MUREX BIOTECH LIMITED             ABB020
204862   600277-002   AY*PKG,A-XCELL,230V,SGL S                INST                 MUREX BIOTECH LIMITED             ABB020
204862   600277-002   AY*PKG,A-XCELL,230V,SGL S                INST                 MUREX BIOTECH LIMITED             ABB020
204935   600020-000   ASSY*PKG., CAP, MEDIA,2.                 SPARE                MUREX BIOTECH LIMITED             MUR010
204938   600281-221   AY*PKG.,CULUTUREWARE, XCE                CW                   MUREX BIOTECH LIMITED             MUR010
204938   600068-215   AY*PKG.,C/W 10K, 1.5 M2,                 CW                   MUREX BIOTECH LIMITED             MUR010
204938   600281-221   AY*PKG.,CULUTUREWARE, XCE                CW                   MUREX BIOTECH LIMITED             MUR010
204938   600068-215   AY*PKG., C/W 10K,1.5 M2,                 CW                   MUREX BIOTECH LIMITED             MUR010
204938   600281-221   AY*PKG.,CULUTUREWARE, XCE                CW                   MUREX BIOTECH LIMITED             MUR010
204938   600068-215   AY*PKG.,C/W 10K, 1.5 M2,                 CW                   MUREX BIOTECH LIMITED             MUR010
204938   SERV         IQ/OQ ON XCELL INSTRUMENTS               SERV                 MUREX BIOTECH LIMITED             MUR010
204938   SERV         TRAVEL EXPENSE                           SERV                 MUREX BIOTECH LIMITED             MUR010
204938   SERV         ENGINEERING EXPENSES                     SERV                 MUREX BIOTECH LIMITED             MUR010
204938   SERV         IQ/OQ ON ASM INSTRUMENTS                 SERV                 MUREX BIOTECH LIMITED             MUR010
204900   600099-221   AY*PKG.,C/W10K, 2.1M2, CELL              CW                   MUREX BIOTECH MRA 2848            MUR010
204539   SPECIAL      BLK ORDER FOR C/W & SPARES               BLK                  NCI-FREDERICK                     NAT020
204941   600159-211   AY*PKG., C/W 10KD MWCO 1.                CW                   P.A.R.I.S.                        PAR030
204941   600058-211   AY*PKG., C/W 10K, 1.1M2, CELL            CW                   P.A.R.I.S.                        PAR030
204926   U22011767    AY*FLOWPATH 10KD,35                      CW                   PURE PROTEIN, LLC                 PUR020
204927   1554-000     ELECTRODE-PH COMB.S/D/L/G                SPARE                RADIM SRL                         RAD010
204927   2131-000     KIT-SERVICE,MEMBRANE OXY                 SPARE                RADIM SRL                         RAD010
204906   102064-000   WASHER*THRUST,M'FLEX,PMP.                SPARE                RAVENbiotechnologies, inc.        RAV010
204906   1554-000     ELECTRODE-PH COMB.S/D/L/G                SPARE                RAVENbiotechnologies, inc.        RAV010
204906   1825-000     AY.,FILTER,0.2UM NON-STIL.               SPARE                RAVENbiotechnologies, inc.        RAV010
204906   4190-000     AY.PKG.PRINTER PKG. ASM/                 SPARE                RAVENbiotechnologies, inc.        RAV010
204906   600011-000   ASSY*PKG.,LUER FITTINGS K                SPARE                RAVENbiotechnologies, inc.        RAV010
204906   600018-000   ASSY*PKG.,CAP,MEDIA 1.                   SPARE                RAVENbiotechnologies, inc.        RAV010
204906   600019-000   ASSY*PKG.,CAP,MEDIA 2.                   SPARE                RAVENbiotechnologies, inc.        RAV010
204906   600020-000   ASSY*PKG.,CAP,MEDIA 2.                   SPARE                RAVENbiotechnologies, inc.        RAV010
204906   600021-000   ASSY*PKG.,CAP,MEDIA 5.                   SPARE                RAVENbiotechnologies, inc.        RAV010
204906   600022-000   ASSY*PKG.,CAP,MEDIA 10.0                 SPARE                RAVENbiotechnologies, inc.        RAV010
204906   600023-000   ASSY*PKG.,CAP, HARVEST                   SPARE                RAVENbiotechnologies, inc.        RAV010
204906   600052-000   ASSY*PKG., FNL. ASM-1000                 INST                 RAVENbiotechnologies, inc.        RAV010
204906   600058-215   AY*PKG., C/W 10K, 1.5 M2                 CW                   RAVENbiotechnologies, inc.        RAV010
204906   600068-215   AY*PKG.,C/W 10K, 1.5 M2,                 CW                   RAVENbiotechnologies, inc.        RAV010
204906   600082-000   AY*PKG, PH PROBE O-RING RE               SPARE                RAVENbiotechnologies, inc.        RAV010
204906   600096-000   AY*PKG, FNL, ACULINK, 100/12             SPARE                RAVENbiotechnologies, inc.        RAV010
204905   600022-000   ASSY*PKG., CAP, MEDIA, 10.0              SPARE                R-BIOPHARM RHONE                  R-B010
204905   600058-215   AY*PKG., C/W 10K, 1.5 M2                 CW                   R-BIOPHARM RHONE                  R-B010
204905   600263-002   AY*FINAL PKG, miniMAX                    INST                 R-BIOPHARM RHONE                  R-B010
204865   600099-221   AY*PKG.,C/W10K,2.1M2,CELL                CW                   SciMedia LTD OSAKA OFFICE         SCI010
204912   600068-211   AY*PKG.,C/W 10K, 1.1M2, CELL             CW                   SciMedia LTD OSAKA OFFICE         SCI010
204952   600068-211   AY*PKG.,C/W 10K, 1.1M2, CELL             CW                   SciMedia LTD OSAKA OFFICE         SCI010
204952   600052-001   ASSY*FNL.,PKG.,ASM, 100V                 INST                 SciMedia LTD OSAKA OFFICE         SCI010
204831   600263-001   AY*FINAL PKG, miniMAX                    INST                 SCIMedia YOKOHAMA OFFICE          SCI010
204784   UBR110       BIOREACTOR*10kD, 1.1M2 PARTIALS OK CW    SOUTHMEAD HOSPITAL   SOU020                            PM
204904   UUNI-049     RESERVOIR JAR                            SPARE                SPECTRAL DIAGNOSTICS              SPE010
204361   SERV         INSTALLATION                             SERV                 UN DEVELOP PROG IN THAILAND /CG   INT080
204837   U22011767    AY*FLOW PATH, 10KD, 35                   CW                   UNIVERSITY OF ARKANSAS            UNI280
204942   UHGW00026    BAG-WASTE, 20L, SIX PACK                 SPARE                UNIVERSITY OF BUFFALO             UNI340
204853   600068-221   AY*PKG.,C/W10K, 2.1M2, CELL              CW                   VICAM                             VIC010
204853   600159-221   AY*PKG.,C/W 10kD MWCO, 2.                CW                   VICAM                             VIC010
204929   600052-000   ASSY*PKG.,FNL.ASM-1000                   INST                 VICAM                             VIC010
204950   100362-000   CARTON*SHIPPING, INSTRUME                SPARE                VICAM                             VIC010
204950   100402-000   PKG.,*SHIPPING, TOP                      SPARE                VICAM                             VIC010
204950   100401-000   PKG.*SHIPPING, ROLL-UP FIL               SPARE                VICAM                             VIC010
204950   3495-000     FOAM*SHIPPING, BOTTOM                    SPARE                VICAM                             VIC010
204572   SERV         INSTALLATION                             SERV                 VWR INTERNATIONAL, LTD / CG       VWR030
204752   2876-000     PUMP HEAD, W/SS ROTORS SIZ               SPARE                XTL BIOPHARMACEUTICALS LTD        XTL010
204752   4195-000     AY.PKG.TEMP.PROBE ACUSYST                SPARE                XTL BIOPHARMACEUTICALS LTD        XTL010





        Qty                  Date          Due               Net Price
Terr    Rem                 Entered        Date              Extended
----------------------------------------------------------------------
20489    I               1.004/16/2003   4/16/2003             680.00
204891   I               2.004/16/2003   4/16/2003              70.00
204721   PM              4.001/14/2003   1/14/2003          11,520.00
204889   PM              2.004/15/2003   4/15/2003           5,760.00
204840   PM             50.003/14/2003   3/14/2003          10,350.00
204943   D               1.006/4/2003    6/18/2003           2,200.00
204943   D               2.006/4/2003    6/18/2003             800.00
204943   D               2.006/4/2003    6/18/2003             780.00
204951   D               1.006/9/2003    6/9/2003            2,000.00
204951   D               1.006/9/2003    6/9/2003            2,000.00
204775   D               2.005/15/2003   5/15/2003           5,000.00
204777   D               2.002/11/2003   7/23/2003           6,000.00
204776   D               4.002/11/2003   8/20/2003          12,000.00
204903   PM              2.004/25/2003   6/18/2003          12,000.00
204920   PM              5.005/12/2003   5/12/2003             975.00
204902   PM              1.005/22/2003   5/22/2003             640.00
204902   PM              2.004/25/2003   4/25/2003             892.00
204885   I               1.004/29/2003   4/29/2003           2,020.00
204885   I               1.004/11/2003   4/11/2003           2,020.00
204819   PM              1.003/5/2003    3/5/2003              535.00
204897   PM              2.004/24/2003   4/24/2003           5,760.00
204897   PM              2.004/24/2003   4/24/2003           6,900.00
204936   PM              1.005/29/2003   5/29/2003           2,880.00
204940   I               1.006/3/2003    6/3/2003            1,400.00
204921   D               2.005/13/2003   5/13/2003             190.00
204947   PM              2.006/5/2003    6/5/2003            4,800.00
204947   PM              1.006/5/2003    6/5/2003              195.00
204937   PM              1.005/29/2003   5/29/2003             470.00
204937   PM              1.005/29/2003   5/29/2003           1,080.00
204868   D               1.004/3/2003    4/3/2003              152.00
204360   D               1.006/12/02     5/30/03             1,909.12
204360   D               2.005/14/2003   5/14/2003          10,000.00
204945   D              10.006/5/2003    6/5/2003            3,900.00
204876   D              10.004/8/2003    6/27/2003          22,500.00
204876   D              10.004/8/2003    5/14/2004          22,500.00
204923   D               2.005/14/2003   8/8/2003           10,000.00
204944   PM              5.006/4/2003    6/4/2003           11,000.00
204944   PM              2.006/4/2003    6/4/2003              800.00
204944   PM              2.006/4/2003    6/4/2003              820.00
204944   PM              8.006/4/2003    6/4/2003            3,840.00
204807   I               3.002/25/2003   2/25/2003          15,000.00
204910   I               3.005/2/2003    6/30/2003           6,000.00
204910   I               3.005/2/2003    6/30/2003           7,500.00
204913   I               4.005/5/2003    6/30/2003          20,000.00
204860   D               1.003/31/2003   4/10/2003             720.00
204860   D               2.003/31/2003   4/10/2003           5,000.00
204764   PM              2.002/4/2003    2/4/2003              892.00
204764   PM              1.002/4/2003    2/4/2003              150.00
204764   PM              1.002/4/2003    2/4/2003              420.00
204799   D               1.002/19/2003   3/14/2003             950.00
204847   D               1.003/24/2003   3/24/2003             950.00
204688   PM             20.0012/10/02    12/10/02            5,800.00
204688   PM             10.0012/10/02    12/10/02            4,000.00
204688   PM             10.0012/10/02    12/10/02            4,000.00
204688   PM              3.0012/10/02    12/10/02            2,070.00
204888   PM              2.004/15/2003   4/15/2003           4,840.00
204928   PM              2.005/16/2003   5/16/2003             500.00
204928   PM              2.005/16/2003   5/16/2003             680.00
204928   PM              4.005/16/2003   5/16/2003           8,080.00
204928   PM              4.005/16/2003   5/16/2003           1,340.00
204928   PM              2.005/16/2003   5/16/2003             400.00
204928   PM              2.005/16/2003   5/16/2003             960.00
204928   PM              2.005/16/2003   5/16/2003             788.00
204928   PM              1.005/16/2003   5/16/2003           4,500.00
204928   PM              3.005/16/2003   5/16/2003           2,160.00
204581   D               1.0010/15/02    6/30/03             2,400.00
204581   D               1.0010/15/02    6/30/03               600.00
204617   D              12.0010/31/02    7/21/03             4,200.00
204918   D               2.005/7/2003    5/7/2003              500.00
204696   D               1.002/13/2003   2/13/2003           2,400.00
204696   D               1.004/11/2003   5/30/2003           2,400.00
204696   D               1.0012/17/02    12/17/02            2,400.00
204946   D               2.006/5/2003    6/5/2003              374.00
204915   D               3.005/5/2003    6/30/2003           7,500.00
204862   PM              3.003/31/2003   6/20/2003         138,000.00
204862   PM              3.003/31/2003   6/13/2003         424,500.00
204862   PM              3.003/31/2003   6/27/2003         424,500.00
204862   PM              3.003/31/2003   7/11/2003         424,500.00
204935   PM             12.005/29/2003   5/29/2003           2,340.00
204938   PM             10.005/30/2003   7/31/2003          48,000.00
204938   PM              5.005/30/2003   7/31/2003          12,240.00
204938   PM              6.005/30/2003   8/29/2003          28,800.00
204938   PM              6.005/30/2003   10/31/2003         14,688.00
204938   PM             14.005/30/2003   1/30/2004          67,200.00
204938   PM              7.005/30/2003   1/30/2004          17,136.00
204938   PM             13.005/30/2003   7/31/2003          67,600.00
204938   PM              8.005/30/2003   7/31/2003             400.00
204938   PM              1.005/30/2003   7/31/2003           7,800.00
204938   PM              3.005/30/2003   7/31/2003          10,200.00
204900   PM              1.004/25/2003   4/25/2003               0.00
204539   D               1.009/27/02     9/26/03           200,000.00
204941   PM              1.006/3/2003    6/3/2003            2,400.00
204941   PM              1.006/3/2003    6/3/2003            2,400.00
204926   D               3.005/16/2003   5/16/2003           7,200.00
204927   PM              1.005/16/2003   5/16/2003             445.00
204927   PM              1.005/16/2003   5/16/2003             436.00
204906   D               2.004/29/2003   4/29/2003              16.00
204906   D               1.004/29/2003   4/29/2003             390.00
204906   D               1.004/29/2003   4/29/2003             230.00
204906   D               1.004/29/2003   4/29/2003             740.00
204906   D               1.004/29/2003   4/29/2003             160.00
204906   D               1.004/29/2003   4/29/2003             150.00
204906   D               1.004/29/2003   4/29/2003             150.00
204906   D               1.004/29/2003   4/29/2003             150.00
204906   D               1.004/29/2003   4/29/2003             150.00
204906   D               1.004/29/2003   4/29/2003             150.00
204906   D               1.004/29/2003   4/29/2003             150.00
204906   D               1.004/29/2003   4/29/2003          50,000.00
204906   D               1.004/29/2003   4/29/2003           2,000.00
204906   D               1.004/29/2003   4/29/2003           2,500.00
204906   D               1.004/29/2003   4/29/2003              45.00
204906   D               1.004/29/2003   4/29/2003             950.00
204905   PM              2.004/29/2003   4/29/2003             390.00
204905   PM              2.004/29/2003   4/29/2003           4,800.00
204905   PM              1.004/29/2003   4/29/2003          36,000.00
204865   I               3.004/2/2003    5/30/2003          13,500.00
204912   I               5.005/5/2003    5/5/2003           10,100.00
204952   I               5.006/9/2003    6/9/2003           10,100.00
204952    1              1.006/9/2003    6/9/2003           45,000.00
204831   I               1.003/11/2003   3/11/2003          30,000.00
204784                  10.002/14/2003   2/14/2003           2,185.00
204904   I               1.004/29/2003   4/29/2003             700.00
204361   PM              1.006/13/02     6/13/02             6,000.00
204837   D               6.003/13/2003   3/13/2003          13,680.00
204942   D               1.006/4/2003    6/4/2003               95.00
204853   D               5.003/27/2003   3/27/2003          15,000.00
204853   D               1.003/27/2003   3/27/2003           2,500.00
204929   D               1.005/20/2003   5/20/2003          50,000.00
204950   D               1.006/9/2003    6/9/2003               81.00
204950   D               1.006/9/2003    6/9/2003               38.00
204950   D               1.006/9/2003    6/9/2003                3.00
204950   D               1.006/9/2003    6/9/2003               28.00
204572   I               1.0010/10/02    12/31/02            2,500.00
204752   PM              4.001/28/2003   1/28/2003           1,152.00
204752   PM              1.001/28/2003   1/28/2003             290.00

                                                         ------------
                                                         2,512,670.12
                                                         ------------

Biovest International, Inc.
Schedule 3.06

     Government Filings and Contracts

          NIH yellow book annual audit reports prior to 2000 not filed

          NIH yellow book annual audit report for 2002 pending (extension filed)

Biovest International, Inc.
Schedule 3.07

          Financial Statements

          Form 10K Reports for years ending:
              September 30, 2000
              September 30, 2001
              September 30, 2002





Schedule 3.07.4

          Disclosure of any recommended or advised changes, additions or deletions of Biovest independent accountants not disclosed in the Financial Statements:


          none

Biovest International, Inc.
Schedule 3.08

   Accounts Receivable

          Accounts Receivable - Trade @ 6/6/03 (see aging)        764,706

          NIH Grant Receivable, net of allowance @ 6/6/03*        524,178
                                                             -------------
                                                                1,288,885
                                                             =============




*    Actual   amount   collectible   subject  to  completion  of  indirect  rate
     negotiation for 2002 and 2003, and approval by NIH for reimbursement of overhead from past grant years.

Biovest International, Inc.
Schedule 3.09

   Accounts Payable

   Accounts Payable Trial Balance  6/6/03                             1,424,943
     less Morrison Cohen, included in Schedule 3.04                    (767,598)
                                                                   -------------
                                                                        657,345
                                                                   -------------

   Purchased Receipts (goods received/not yet invoiced @ 6/6/03)         53,651

   Other Accounts Payable
      SKD Konferens (ESACT 2001)                                          3,060
      Konsult AB                                                            161
      Sports Medicine COBRA                                               2,522
      Int'l Biotech I-010310                                              2,785
      Stericycle                                                          2,157
      Winstar                                                               900
      UPS                                                                 1,326
      Federal Express                                                       225
      G Wright                                                            5,269
      P McGrady                                                           8,933
      Oxygen Service                                                        250

                                                                   -------------
                                                                        738,583
                                                                   =============




In addition, such other payables arising in the ordinary course of business from April 9, 2003, or such other dates as referenced in Schedule, through Closing.

Biovest International, Inc.
Schedule 3.10

          Undisclosed liabilities

          none


Biovest International, Inc.
Schedule 3.11

 Insurance
 The Hartford Insurance Group                                           $73,892 annual premium
 11/30/02 - 11/30/03    (binder copy attached)
 Package - Policy # 42UUVUB6800                           $ 39,441
 Workers Comp - Policy # 42WEVKJ3133                      $ 29,234
 Umbrella - Policy # 42RHVUB6422                          $  5,217

 Medmarc Casualty Insurance Company                                     $65,850 annual premium
 11/30/02 - 11/30/03   (binder copy attached)
 Product Liability
 Policy # 02MA380050

 Gulf Insurance Company                                                 $86,250 annual premium
 05/31/02 - 05/31/03
 Directors & Officers Professional Liability Coverage
 Policy # GA00716654
 extension 5/31/03 - 6/30/03                                            $ 8,133 one-month extension


Biovest International, Inc.
Schedule 3.12

     Employees:

     Deferred wages - management and certain employees - January 1, 2003 forward
       (also see Schedule 3.04 - liabilities)


     Reference is made to termination agreement with George Constantin (also see
       Schedule 3.02 and 3.04)


Biovest International, Inc.
Schedule 3.13

           Intellectual Property
------------------------------------------------------------------------------------------------------------------------------------
Docket #             Title                    Assignee  Patent No. Grant Date  Reference No. Inventor            Description
------------------------------------------------------------------------------------------------------------------------------------
BIOV001    Method of Activating Hydroxyl        BIOV    4,582,875   4/15/1986   85101.0003 That T. Ngo     This patent covers a
           Groups of a Polymeric Carrier using                                                             purification support
           2-Fluoro-1-                                                                                     technology.  We do not
           Methylpyridinium Toluene-4-                                                                     practice this patent.
           Solufonate                                                                                      The last maintenance fee
                                                                                                           has been paid, so this
                                                                                                           patent does not cost
                                                                                                           anything to maintian.
------------------------------------------------------------------------------------------------------------------------------------
BIOV003    Bioreactor Appratus                  BIOV    4,889,812  12/26/1989   85101.0005 Perry W. Guinn  This patent specifically
                                                                                                           covers techniques such as
                                                                                                           EC circulation used in
                                                                                                           the CP2500 and reverse IC
                                                                                                           flow used in the AcuSyst-
                                                                                                           R, along with other
                                                                                                           techniques not currently
                                                                                                           being practiced (novel
                                                                                                           pumping method). This
                                                                                                           patent is useful to
                                                                                                           maintain at a minimum to
                                                                                                           keep competitors from
                                                                                                           practicing these
                                                                                                           techniques.
------------------------------------------------------------------------------------------------------------------------------------
BIOV005    Bioreactor System                    BIOV    4,894,342   1/16/1990   85101.0007 Perry W. Guinn  Covers items useful for
                                                                                                           perfusion instrumentation
                                                                                                           including an in-line
                                                                                                           heater and gas
                                                                                                           humidiication as being
                                                                                                           used in the CP2500.  Also
                                                                                                           covers the use of a
                                                                                                           reversible pump.
------------------------------------------------------------------------------------------------------------------------------------
BIOV008    Multi-Bioreactor Hollow Fiber        BIOV    5,656,421   8/12/1997   85101.0010 Timothy C.      Covers a unique harvest
           Cell Propagation System and                                                     Gebhard         method for the EC of
           Method                                                                                          bioreactors to make sure
                                                                                                           that bioreacotrs in
                                                                                                           parallel receive the same
                                                                                                           feed and harvest amount.
                                                                                                           Also covers a novel
                                                                                                           oxygen calibration
                                                                                                           method. We are not
                                                                                                           practicing this patent,
                                                                                                           but this patent is useful
                                                                                                           to maintain at a minimum
                                                                                                           to keep competitors from
                                                                                                           practicing these
                                                                                                           techniques.
------------------------------------------------------------------------------------------------------------------------------------
BIOV009    Basket-Type Bioreactor               BIOV    5,998,184   12/7/1999   85101.0011 Yuan Shi        This patent describes a
                                                                                                           method to allow easier
                                                                                                           scale up of hollow fiber
                                                                                                           systems.  This patent is
                                                                                                           not being practiced, but
                                                                                                           is being maintained as a
                                                                                                           potential next-generation
                                                                                                           system.
------------------------------------------------------------------------------------------------------------------------------------
BIOV010    Cell Culture Apparatus               BIOV    5,416,022   5/16/1995   85101.0012 Bruce P. Amiot  This patent describes a
                                                                                                           small hollow fiber
                                                                                                           bioreactor with an
                                                                                                           integral oxygenation
                                                                                                           membrane.
------------------------------------------------------------------------------------------------------------------------------------
BIOV011    Pressure Control System for a        BIOV    5,330,915   7/19/1994   85101.0013 John R. Wilson  This bioreactor describes
           Bioreactor                                                                                      a pressure control valve
                                                                                                           to keep the bioreactor in
                                                                                                           BIOV10 from draining by
                                                                                                           siphon.
------------------------------------------------------------------------------------------------------------------------------------
BIOV012    Method of Culturing Leukocytes       BIOV    5,541,105   7/30/1996   85101.0014 Georgiann B.    This patent described a
                                                                                           Melink          method of expanding LAK
                                                                                                           cells in a hollow fiber
                                                                                                           system using IL-2.  We
                                                                                                           are not practicing this
                                                                                                           patent, but the approach
                                                                                                           is still being considered
                                                                                                           by others, so this patent
                                                                                                           is being maintained.
------------------------------------------------------------------------------------------------------------------------------------
BIOV013    Immunotherapy Protocol of            BIOV    5,631,006   5/20/1997   85101.0015 Georgiann B.    This patent covers the
           Culturing Leukcytes in the                                                      Melink          method of treating a
           Presence of Interleukiin-2 in a                                                                 patient using cell
           Hollow Fiber Cartridge                                                                          generated from BIOV012.
------------------------------------------------------------------------------------------------------------------------------------
BIOV014    Hollow Fiber Cell Culture Device     BIOV    4,804,628   2/14/1989   85101.0016 Ray F.          This is a key patent of
           and Method of Operation                                                         Cracauer        AcuSyst technology that
                                                                                                           covers cycling for
                                                                                                           enhanced productivity in
                                                                                                           hollow fiber systems.
                                                                                                           This patent is also being
                                                                                                           maintained in Canada,
                                                                                                           Japan, Belgium, France,
                                                                                                           Germany, Italy, The
                                                                                                           Netherlands, Sweden,
                                                                                                           Switzerland, and United
                                                                                                           Kingdom.
------------------------------------------------------------------------------------------------------------------------------------
BIOV015    Apparatus for Delivering a           BIOV    4,629,686  12/16/1986   85101.0017 Michael L.      This patent covers the
           Controlled Dosage of a                                                          Gruenberg       automated pumping system
           Chemical Substance                                                                              of the LifeSigns
                                                                                                           (AcuSyst-S) product.
------------------------------------------------------------------------------------------------------------------------------------
BIOV016    Culturing Apparatus                  BIOV    4,650,766   3/17/1987   85101.0018 William H.      This patent covers the
                                                                                           Harm            LifeSigns (AcuSyst-S)
                                                                                                           instrument.
------------------------------------------------------------------------------------------------------------------------------------
BIOV018    Method of Culturing Cells Using      BIOV    4,973,558  11/27/1990   85101.0019 John R. Wilson  This patent covers the
           Highly Gas Saturated Media                                                                      use of a jet pump for
                                                                                                           inexpensive oxygenation,
                                                                                                           and also reverse IC flow,
                                                                                                           both being practiced in
                                                                                                           the AcuSyst-R.
------------------------------------------------------------------------------------------------------------------------------------
BIOV019    Process for Improving Mass           BIOV    5,202,254   4/13/1993   85101.0020 Bruce P. Amiot  The patent covers EC
           Transfer in a Membrane                                                                          circulation to enhance
           Bioreactor and Providing a More                                                                 growth and production
           Homogenneous Culture                                                                            being practiced in the
           Environment                                                                                     CP2500.
------------------------------------------------------------------------------------------------------------------------------------
BIOV020    Micro Hollow Fiber Bioreactor        BIOV    6,001,585  12/14/1999   85101.0021 Michael J.      This patent covers a
                                                                                           Gramer          scale-down model system
                                                                                                           useful for screening
                                                                                                           optimal conditions in a
                                                                                                           hollow fiber bioreactor
                                                                                                           instrument.
------------------------------------------------------------------------------------------------------------------------------------


         Mark                  Country             Reg #                    Next Action
---------------------------------------------------------------------------------------
Trademarks - Active
        ACUSOFT                USA               1,432,743                  3/17/2007
        ACUSYST-JR             USA               1,440,510                  5/26/2007
        ACUSYST-MAXIMIZER      USA               2,379,677                  8/22/2006
        ACUSYST-P              USA               1,391,480                  4/29/2006
        ACUSYST-S              USA               1,439,844                  5/19/2007
        ACUSYST-XCELL          USA               2,379,695                  8/22/2006
        CELL-PHARM             USA               1,429,937                  2/24/2007
                               Benelux             414,937                   2/8/2006
                               Canada              340,677                  5/20/2003
                               France            1,341,913                   2/6/2006
                               Germany           1,098,046                   2/6/2006
                               Italy               473,985                  2/19/2006
                               Japan             2,084,926                 10/26/2008
MICRO MOUSE                    USA               1,779,529                  6/29/2003

Trademarks - Inactive
        UNISYN                 USA               2,096,778                  9/16/2003
                               UK                  390,963                   1/1/2006
        UNISYN                 EPO                 390,063                   1/1/2006
        UNISYN                 USA               2,122,822                 12/23/2003
        AVIDCHROM              USA               1,865,152 Abandoned?
                               Japan             3,241,722                 12/25/2006
                               Germany           2,083,739                  9/30/2003
                               UK                1,549,032                  9/30/2003
                               UK                1,549,033                  9/30/2003
                               Sweden                                       5/20/2004
        BIO-CONCENTRATOR       USA               1,463,384                  2/24/2007
                               Canada              352,018                  5/20/2003
        BIOMEM                 USA               1,429,936                  2/24/2007
                               Belgium             414,936
                               Italy               473,986                  2/19/2006
        Hybrid Grow            USA               2,092,754                   9/2/2003
        IgPure                 USA               2,081,132                  7/22/2003





Biovest International, Inc.
Schedule 3.14

     Business Plan

     (Attachment Omitted)

Biovest International, Inc.
Schedule 3.15

     Litigation and Government Compliance

     Late filing of NCCC yellow book audits - 2000 and 2001 (no filings prior to
     2000)

     Late filing of franchise tax returns

     Notice of Default from W9/TIB Real Estate Limited - lease of demised premises at 25 South Street, Hopkinton, MA

     Reference is made to the letter dated April 8, 2003, from Michael Hartofelis addressed to Robert H Cohen attached to this schedule

Biovest International, Inc.
Schedule 3.16

     Corporate Records

Biovest International, Inc.
Schedule 3.17

     Absence of Certain Developments

     San Diego facility shutdown
     Hopkinton facility shutdown

Biovest International, Inc.
Schedule 3.19

       Tax Matters

       Delaware franchise tax issues - 2001 and 2002

Biovest International, Inc.
Schedule 3.20

          Securities Matters

          December 11, 2000         NCI/Biovest CRADA
          January 26, 2001          NYU presentation
          April 15, 2003            Accentia, Inc. to Acquire 81% Interest in
                                    Biovest International, Inc.





Schedule 3.20.a

          List of all securities offered or sold by Biovest since Jan 1 2000, identifying name of purchaser, exemption relied upon and description of offering pursuant to which securities were sold.



                                                           Shares         $$

         Jan-00 Beginning Balance 9,100,415

Fiscal 2000       Compensation- Consultant                  30,000    $  37,500

Fiscal 2001       Compensation to Employees                133,000    $ 167,000

Fiscal 2001       Common for Expenses                      196,281    $ 245,000

           Jun-01 Private offering          Peter Pappas   170,000    $ 510,000

           Jun-02 Private offering          Peter Pappas   166,667    $ 500,000
                                                          --------

        2/14/2003 Ending Balance                         9,796,363


Biovest International, Inc.
Schedule 3.21

  Real Property

   Biotech Bldg #4, 377 Plantation Street
   Worcester, MA
   Used for Contract Services
                 Area                                          13,788  sq ft
                 Term                                         10 years
                 Dated                                        10/26/95
                 Begin Date                                   03/01/96
                 Expires                                      02/28/06
                 Mo Lease Pmt (base)                            24,667  plus RE taxes, CAM, mgmt fees
                 Lessor:  ARE-377 Plantation Street LLC



   8500 Evergreen Boulevard,
   Coon Rapids, MN
   Used for Hardware Mfg, NCCC, Contract Services
                 Area                                           32,800  sq ft
                 Term                                         20 years
                 Dated                                       12/1/1983  (amendment dated 12/31/91)
                 Begin Date                                   1/1/1984
                 Expires                                    11/30/2003
                 Mo Lease Pmt                                   18,059  plus RE taxes
                 Lessor:  James Stanton


Biovest International, Inc.
Schedule 3.22

        Title to and Condition of Assets; Necessary Property

        Certain equipment in Minnesota lab owned by NIH - funded thru NCCC. (This equipment is not included in Fixed Assets)








Schedule 3.22.1

        Liens

        IOS Capital - office equipment lease
         AAW/Lignos, John & Maria              25,000   12/7/2002      secured debt/assets
         AAW/Logan, Fay W                      25,000   12/6/2002      secured debt/assets
         Peter Pappas                         300,000     Jan-03       secured by NIH receivable


Schedule 3.22.3

        Necessary Property

        no disclosure

Biovest International, Inc.
Schedule 3.23

      Licenses and Permits

      Minnesota facility:
                 Hazardous Waste Generator License #HW6059
                 State of MN Certificate of Exemption - Boilers and Pressure
                    Vessels Permit ID 012383
                 FDA Annual Registration of Device Establishment #2183664 State of MN, Dept of Public Safety Permit - Ethyl
                    Alcohol/Distilled Spirits/Wine
                 State of Minnesota Sales & Use Tax Cert #4270817


      Massachusetts facility:
                 permits and licenses through Biotech Park/landlord State of Massachusetts Sales & Use Tax Cert #38359 Worcester City Business Certificate (in process)


      Both facilities are out of compliance with Microsoft/number of registered users per licensed software

Biovest International, Inc.
Schedule 3.25

     Brokers' Fees


     none

Biovest International, Inc.
Exhibit 3.27



     Copy of CRADA

Schedule 4.11
Litigation and Government Compliance

The Company is in litigation with its former CEO and its former CFO, who were terminated for cause in May 2003. The former employees filed suit for breach of contract, and are seeking the balance payable to them as stated in their respective employment contracts. The company is in discussions with the former CFO, and expects to settle the litigation, and will then commence settlement discussion with the former CEO.


                                                   Accentia, Inc and Subsidiaries
                                                       Capitalization Summary
                                                            June 6, 2003
------------------------------------------------------------------------------------------------------------------------------------
                                                                           Fully Diluted
                                         Ownership                             Shares                Conversion Terms
                                         ---------                             ------                ----------------
Series D Convertible Preferred Stock  TEAMM shareholders                       9,710,244    Holder has the right to convert
                                                                                            outstanding shares of Series D
                                                                                            Convertible Preferred Stock into that
                                                                                            number of fully paid and non-assessable
                                                                                            shares of Common Stock

Series D Convertible Preferred Stock  TEAMM shareholders                       2,080,242    This represents warrants to purchase
                                                                              11,790,486    TEAMM common stock which converted to
                                                                             -----------    Accentia Series D Convertible preferred
                                                                                            stock on April 10, 2003
Series C Convertible Preferred Stock
$1 Par Value                          Hopkins Capital Group, LLC               3,750,000    Holder has the right to convert
                                      MOAB Investment, LP                      3,750,000    outstanding shares of Series C
                                                                              ----------    Convertible Preferred Stock  into that
                                                                                            number of fully paid and non-assessable
                                                                               7,500,000    Common Stock determined by dividing the
                                                                                            aggregate face value of the Series C
                                                                                            Convertible Preferred being converted by
                                                                                            the Per Share Value of Common Stock.
                                                                                            This per share value shall, in turn, be
                                                                                            discounted by 20%.


Series B Convertible Preferred Stock  John Doyle                               2,349,610     Holder has the right to convert
$1 Par Value                          Steve Arikian, MD                        3,916,017     outstanding shares of Series B
                                      Julian Casciano                          1,566,407     Convertible Preferred Stockinto that
                                      Roman Casciano                             242,229     number of fully paid and non-assessable
                                                                             -----------     Common Stock determinedby dividing the
                                                                               8,074,263     aggregate face value of the Series B
                                                                                             Convertible Preferred being converted
                                                                                             by the Per Share Value of Common Stock.
                                                                                             This per share value shall, in turn, be
                                                                                             discounted by 25%.


Series A Convertible Preferred Stock  Hopkins Capital Group, LLC                 866,500     Holder has the right to convert
$1 Par Value                          MOAB Investment, LP                        866,500     outstanding shares of Series A
                                      Dart Investors LP No 2                     200,000     Convertible Preferred Stockinto an
                                      Ram Holdings, LLC                          500,000     equal number of fully paid and non-
                                      Robert Qualls                               50,000     assessable Common Stock (on a 1:1
                                      Alan McInnis                               200,000     basis)
                                      Edward Yavitz                               50,000
                                                                             -----------
                                                                               2,733,000


Common Stock                          Hopkins Capital Group, LLC               4,701,000
$0.01 Par Value                       David Vorhoff                              400,000
                                      John Brucker                                48,692
                                      Laurence May                                36,190
                                      Bruce Frankel                               71,722
                                      Rita Angel                                 106,596
                                      Steven Stogel                              200,000
                                      MOAB Investment, LP                      4,700,000
                                                                             -----------
                                                                              10,264,200


Common Stock Options
                                      R. Scott Jones                           1,000,000     There are 2,000,000 shares of Common
                                      David L. Redmond                           500,000     Stock reserved for options under the
                                                                                             Stock  Option Plan. Options aggregating
                                                                                             1,500,000 shares have been granted to
                                                                                             the former CEO and former CFO of
                                                                                             Accentia.
                                      Analytica                                  280,000     Need details
                                      Series D shareholders (TEAMM employees
                                         & consultants)                        1,259,429     Series D shareholders collectively have
                                                                             -----------     options to acquire this number of
                                                                                             shares @ $0.50 per share.
                                                                               3,039,429

Series D Convertible Preferred Options TEAMM employees                           762,571     Former TEAMM employee option-holders
                                                                                             have the right to acquire 1 million
                                                                                             shares of Series D Preferred @ $.50 per
                                                                                             share
                                                                             -----------
Total Capitalization                                                          44,163,949
                                                                             -----------



Combining audit report
The Analytica Group, Inc.,
Accent Rx and Accentia, Inc.
August 31, 2002

                                    CONTENTS


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           1

FINANCIAL STATEMENTS

    Combined Balance Sheet                                                   2

    Combined Statement of Operations                                         3

    Combined Statement of Stockholders' Equity (Deficit)                     4

    Combined Statement of Cash Flows                                         5

    Notes to Combined Financial Statements                                   7

               Report of Independent Certified Public Accountants
               --------------------------------------------------


To the Board of Directors
The Analytica Group, Inc.,
Accent Rx and Accentia, Inc.
Tampa, Florida


We have audited the accompanying combined balance sheet of The Analytica Group, Inc., Accent Rx and Accentia, Inc. as of August 31, 2002 and the related combined statement of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Analytica Group, Inc., Accent Rx and Accentia, Inc. as of August 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, at August 31, 2002 the Companies' working capital deficit was $3,308,565. This factor, among others as discussed in Note B to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Tampa, Florida
October 28, 2002

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                             COMBINED BALANCE SHEET
                                 August 31, 2002


                                     ASSETS
Current Assets
  Cash and cash equivalents                                        $    442,104
  Accounts receivable, net of allowance for doubtful accounts of
    $1,184,677 at August 31, 2002                                     4,090,045
  Inventories                                                           365,553
  Unbilled revenue                                                      451,180
  Prepaid expenses and other current assets                             135,347
                                                                   ------------
          Total current assets                                        5,484,229

Goodwill                                                             11,545,715
Furniture, equipment and leasehold improvements                         546,933
Due from affiliate                                                      400,000
Other assets                                                             86,979
                                                                   ------------

          Total assets                                             $ 18,063,856
                                                                   ============



                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Deferred revenue                                                 $  1,080,700
  Convertible notes                                                   1,217,391
  Accounts payable and accrued expenses                               4,540,558
  Current maturities of long-term debt                                1,800,000
  Other payables                                                        154,145
                                                                   ------------
          Total current liabilities                                   8,792,794

Long-term debt, less current maturities                               4,368,928
                                                                   ------------

          Total liabilities                                          13,161,722
                                                                   ------------

Commitments and Contingencies                                              --

Stockholders' Equity (Deficit)
  Preferred stock                                                    16,254,348
  Common stock                                                           10,570
  Additional paid-in capital                                          5,489,737
  Accumulated (deficit)                                             (16,852,520)
                                                                   ------------
          Total stockholders' equity                                  4,902,134
                                                                   ------------

          Total liabilities and stockholders' equity               $ 18,063,856
                                                                   ============



                The accompany notes are an integral part of these
                         combined financial statements.

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                        COMBINED STATEMENT OF OPERATIONS
                       For the Year Ended August 31, 2002

Sales revenue                                                      $ 21,415,435
Less:  allowance for sales discounts and returns                       (591,808)
                                                                   ------------
     Net sales revenue                                               20,823,627

Cost of goods and services sold                                      16,987,319
                                                                   ------------
     Gross profit                                                     3,836,308

Selling, general and administrative expenses
  Administrative                                                      3,775,160
  Bad debt                                                            1,362,227
  Occupancy                                                             477,475
  Sales                                                                 582,328
  Depreciation                                                          247,057
                                                                   ------------

     Total selling, general and administrative expenses               6,444,247
                                                                   ------------

Operating loss                                                       (2,607,939)

Interest expense, net                                                   411,104
                                                                   ------------

(Loss) before income taxes                                            3,019,043

Provision for income taxes                                              377,000
                                                                   ------------

Net loss                                                           $  3,396,043
                                                                   ============







                The accompany notes are an integral part of these
                         combined financial statements.



                                       The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                                             COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                                                 For the Year Ended August 31, 2002




                                  Preferred Stock           Common Stock               Additional
                               --------------------   ---------------------------       Paid-in       Accumulated
                               Shares     Amount         Shares         Amount          Capital         Deficit          Total
                               ------  ------------   ------------   ------------    ------------    ------------    ------------
Balance, August 31, 2000        --     $       --        5,263,200   $      5,263    $  4,994,737    $ (7,769,115)   $ (2,769,115)

Net loss                                                      --             --              --        (5,687,362)     (5,687,362)
                               ------  ------------   ------------   ------------    ------------    ------------    ------------

Balance, August 31, 2001        --             --        5,263,200          5,263       4,994,737     (13,456,477)     (8,456,477)

Issuance of common stock        --             --             --              307            --              --               307

Conversion of warrants to
  common stock                  --             --        5,000,000          5,000         495,000            --           500,000

Issuance of preferred stock     --       16,254,348           --             --              --              --        16,254,348

Net loss                                                      --             --              --        (3,396,043)     (3,396,043)
                                ----   ------------   ------------   ------------    ------------    ------------    ------------

Balance, August 31, 2002        --     $ 16,254,348     10,263,200   $     10,570    $  5,489,737    $(16,852,520)   $ (4,902,135)
                                ====   ============   ============   ============    ============    ============    ============







                                          The accompany notes are an integral part of this
                                                    combined financial statement.

                                                                  4




                    The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                               COMBINED STATEMENT OF CASH FLOWS
                              For the Year Ended August 31, 2002


Cash Flows From Operating Activities
  Net (loss) from operations                                                      $(3,396,043)
  Adjustments to reconcile net loss to net cash (used in) operating activities:
    Depreciation and amortization                                                     247,057
    Changes in assets and liabilities:
      Deferred revenue                                                                232,400
      Accounts receivable                                                            (929,525)
      Inventories                                                                     (29,844)
      Prepaid and other assets                                                         (3,700)
      Accounts payable and accrued expenses                                         1,696,970
                                                                                  -----------

              Net cash (used in) operations                                        (2,182,685)
                                                                                  -----------

Cash Flows From Investing Activities
  Purchase of furniture, equipment and leasehold improvements                        (504,773)
                                                                                  -----------
               Net cash (used in) investing activities                               (504,773)
                                                                                  -----------

Cash Flows From Financing Activities
  Issuance of common stock                                                                307
  Exercise of warrants                                                                500,000
  Proceeds from convertible notes                                                   1,217,391
  Proceeds from long-term debt                                                      2,796,437
  Repayments of long-term debt                                                       (905,292)
  Advances to affiliates                                                           (1,565,678)
                                                                                  -----------

               Net cash provided by financing activities                            2,043,165
                                                                                  -----------

Net (decrease) increase in cash and cash equivalents                                 (644,293)

Cash at beginning of period                                                         1,086,397
                                                                                  -----------

Cash at end of period                                                             $   442,104
                                                                                  ===========


Supplemental Disclosure of Cash Flow Information - Continuing
  Operations
    Cash paid for:
      Interest                                                                    $   382,765
                                                                                  ===========
      Income taxes                                                                $    16,000
                                                                                  ===========




                       The accompany notes are an integral part of these
                                combined financial statements.

                                               5

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 2002



NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
------------------

The financial statements represent the combination of The Analytica Group, Inc., Accent Rx and Accentia, Inc. ("the Company"), three companies under common ownership. The Companies' mission is to provide a comprehensive specialty pharmaceutical services company, supporting the product life cycle from pre-market planning and launch, through distribution and formulary management, to the point of patient care.

On April 3, 2002, the Analytica Group, Ltd. and subsidiaries ("Analytica Ltd.") were acquired by Accentia, Inc. ("Accentia"), pursuant to a plan of merger between Analytica Ltd. and The Analytica Group, Inc. ("Analytica Inc." or the "Company"), a Florida corporation formed in March 2002 to effect the acquisition and become the surviving entity. Accentia owns all of the outstanding common stock of Analytica, Inc.

Pursuant to the acquisition, aggregate consideration paid to Analytica Ltd. shareholders consisted of $12,173,914 in cash, $_____ of Accentia convertible promissory notes and $_____ of Accentia convertible preferred stock. Further, the aggregate face value of the preferred stock shall be adjusted upward or downward by an amount equal to a true-up adjustment, which will adjust the overall purchase price, calculated in accordance with a negotiated formula based on earnings. In connection with the acquisition, all common shares of Analytica Ltd. outstanding at the effective date of the acquisition were cancelled and replaced with common shares of Analytica Inc. Accentia has pledged the outstanding stock of Analytica Inc. as collateral for the Accentia convertible promissory notes.

The Company also assumed liabilities and insured direct costs associated with the acquisition totaling $______. The excess of the total acquisition cost over the fair value of the net assets acquired, in the amount of approximately $11.5 million, has been allocated to goodwill.

The Company provides a range of pharmaceutical research services that include global health, economic and market research, technology valuation, brand strategy and decision-support software development. The Company delivers its consulting services essentially to drug and biotechnology manufacturers to measure health outcomes and operated primarily within the United States.

Accentia, Inc. was formed as a holding company and was created, in part, to facilitate the acquisition of the Analytica Group, Inc. and to hold the operations of the Analytica Group, Ltd. and Accent Rx. The operations of Accentia, Inc. were immaterial to the combined statement of operations for the period ended August 31, 2002.

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 2002



NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Accent Rx ("the Company", formerly known as American Prescription Providers, Inc.) is a leading national provider of specialty pharmaceuticals and pharmacy case management services related to the treatment of patients with high-risk, high-cost chronic diseases. The Company provides products and services to HIV/AIDS patients, transplant and dialysis patients, specialized physicians, centers for excellence, and health plans. Historically, approximately 35% of the Company's revenue was through mail order and approximately 65% was derived through retail sales. In February 2001, the Company sold all of the assets of the retail sales segment. As a result, the Company's revenues during 2002 were derived through mail orders only.

A Summary of the Companies' significant accounting policies follows:

Combination
-----------

The combined financial statements present the combined accounts of the Companies and their subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents
-------------------------

For the purpose of reporting the statements of cash flows, the Companies includes all cash accounts and short-term investments (money market accounts) that are readily convertible to known amounts of cash with maturities of three months or less.

Allowance for Doubtful Accounts
-------------------------------

The allowance for doubtful accounts is established through a provision for losses charged against operations and is maintained at a level that management considers adequate to absorb potential losses of current trade receivables. Management's judgment in determining the adequacy of the allowance is based on the evaluation of individual accounts, the known and inherent risk characteristics and size of the account, past experience, industry averages and other relevant factors. Trade receivables are charged against the allowance for doubtful accounts when management believes that the collectibility is unlikely. Any subsequent recoveries are credited to the allowance for doubtful accounts when received.

Inventories
-----------

Inventories   of  Accent  Rx   consisting   of   pharmaceutical   products   and
over-the-counter consumer items are stated at the lower of cost, determined on the first-in, first-out basis, or market.

Furniture, Equipment and Leasehold Improvements
-----------------------------------------------

Furniture, equipment and leasehold improvements of the Companies are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided using the Modified Accelerated Cost Recovery System ("MACRS"), which approximates the straight-line method over the following estimated useful lives:

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 2002



NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued

        Asset Category                           Years
        --------------                           -----
        Furniture and fixtures                    5-7
        Machinery and equipment                   5-7
        Automobiles                                3
        Leasehold improvements                    2-10
        Software                                  3-5

Leasehold improvements are amortized over the shorter of the improvements estimated economic lives or the related lease terms. Gains and losses are recognized upon realization. Maintenance and repairs are expensed as incurred and improvements are capitalized.

Impairment of Goodwill and Long-Lived Assets - On July 20, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2002. SFAS 142 is effective for the fiscal year beginning September 1, 2002; however, certain provisions of that Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. The provisions of the statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company's initial analysis of the affect of SFAS 144 is that it will not have a material impact on its financial statements.

Income Taxes
------------

The Companies recognize income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 2002



NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Stock-Based Compensation
------------------------

The Companies account for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, Accounting for Stock Issued to Employees ("APB No. 25"). Under APB No. 25, the Company recognizes no compensation expense related to employee stock options, unless options are granted at a price below the market price on the date of grant. The Company has determined that the pro forma effects on net loss using the provisions of FASB Statement No. 123 would be negligible. As a result, the disclosures required by this statement are not presented.

Revenue Recognition
-------------------

Accent Rx maintains mail-order facilities in Edgewood, New York and Tampa Florida. From these locations, pharmaceuticals are shipped to patients located in the states in which the Company is licensed to conduct business. Revenue related to those sales is recognized at the time of shipment. Industry standards require that once shipped, pharmaceuticals may not be returned. Revenues from specialty pharmaceutical sales and pharmacy case management are reported at estimated net realizable amounts from customers, third-party payors, and others for services rendered.

Revenue for the retail locations was recognized when prescriptions ("Rx's") were dispensed. In the retail environment, the vast majority of the Rx's were dispensed and picked-up on the same day. Sales returns are estimated at the point of sale based on the history of such returns, and have approximated 4.5% of total sales for the periods ended August 31, 2002 and 2001, respectively.

The Analytica Group, Inc. recognizes revenue as professional services are performed. Revenue is generated primarily by fixed price contracts and is recognized over the contract term based on the percentage of services provided during the period compared to the total estimated services to be provided over the entire contract. Losses on contracts are recognized during the period in which the loss first becomes probable and reasonably estimable. Revenue recognized in excess of billings is recorded as unbilled revenue. Billings in excess of revenue recognized are recorded as deferred revenue until the above revenue recognition criteria are met. Reimbursements of project-related costs are included in revenues. An equivalent amount of these reimbursable costs is included in cost of services.

Cost of Services
----------------

Cost of services for Analytica Group, Inc. consists of professional compensation and project-related costs. Professional compensation consists of payroll costs associated with professional employees to the extent that they are chargeable to projects. Non-chargeable labor is allocated to selling, general and administrative expenses based upon utilization. Professional compensation expense allocated to selling, general and administrative expenses totaled $82,149 for the eleven months ended August 31, 2002. Project-related costs consist of out-of-pocket expenses and third-party costs. An equivalent amount of reimbursable project-related costs is included in revenue.

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 2002




NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising Costs
-----------------

The Companies follow the policy of charging costs of advertising and promotion to expense as incurred. For the period ended August 31, 2002, advertising was immaterial to the combined statement of operations. The Companies do not conduct any direct-response advertising.


NOTE B - OPERATIONAL MATTERS

The accompanying financial statements have been presented on the basis of the Company continuing as a going concern. For the period ended August 31, 2002, the Companies had a net loss of $3,396,043, and a working capital deficit of $3,308,565 at August 31, 2002.

The Companies ability to continue as a going concern is contingent upon the continued support of the Companies principal shareholders who have supported the Companies in the past. However, there is no guarantee that the principal shareholders will continue to fund the Companies' working capital needs over the next twelve months.

Management's plans consist of various alternatives that include sales of assets of the Companies, as well as an outright sale of the Companies. There can be no assurance that management will be able to consummate the sale of any assets or companies to fund the Companies over the next twelve months.


NOTE C - ACCOUNTS RECEIVABLE

During fiscal 2001, Accent Rx experienced operational difficulties in its billing and collection departments and a significant amount of receivables were written off due to these problems. Management believes it has addressed these operational problems and believes that the valuation allowance provided for uncollected receivables is adequate.

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 2002




NOTE C - ACCOUNTS RECEIVABLE - Continued

A summary of the change in the allowance for doubtful accounts for the Companies is as follows for the year ended August 31, 2002:

          Balance, beginning                                        $  (390,130)
          Provision charged to income                                (1,362,227)
          Amounts written-off                                           567,680
                                                                     -----------

          Balance, ending                                           $(1,284,677)
                                                                     ===========


NOTE D - INVENTORIES

Inventories for the Companies consist of the following at August 31:

          Pharmaceutical products                                       $365,553
          Over-the-counter and other products                              --
                                                                        --------
                                                                        $365,553
                                                                        ========

NOTE E - FURNITURE, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS

Furniture, equipment and leasehold improvements for the Companies consist of the following at August 31, 2002:

          Equipment                                                 $   983,395
          Computer software                                             462,501
          Furniture and fixtures                                        196,707
          Leasehold improvements                                        125,786
                                                                    -----------
                                                                      1,768,389
          Less accumulated depreciation and amortization             (1,221,456)
                                                                    -----------

          Total furniture, equipment and leasehold improvements     $   546,933
                                                                    ===========


NOTE F - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

          Accounts payable to major supplier                         $3,418,432
          Other accounts payable                                        324,427
          Accrued expenses                                              797,699
                                                                     ----------

          Accounts payable and accrued expenses                      $4,540,558
                                                                     ==========

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 2002


NOTE G - LONG-TERM DEBT

          Note (a)                                                  $ 3,900,000
          Revolving credit facility (b)                               2,268,928
          Convertible promissory note (c)                             1,217,391
                                                                    -----------
               Total                                                  7,386,319
          Less:  current maturities                                  (3,017,391)
                                                                     -----------

               Long-term maturities                                  $ 4,368,928
                                                                     ===========

(a) On November 30, 1998, Accent Rx entered into a $10.0 million Term Note (the "Note") with its primary supplier McKesson. The Note bears interest at a rate of LIBOR plus 3.5%, which is payable in arrears on a monthly basis. The principal is repaid in quarterly installments of $300,000, with the balance due and payable on January 1, 2004. In conjunction with the sale of the retail segment in 2001, Accent Rx paid an additional $2.5 million on this note. The terms of the note, among other things, restrict additional borrowings by Accent Rx and require Accent Rx to maintain certain minimum current ratios and funded debt to earnings before interest, taxes, depreciation and amortization ("EBITDA") and funded debt to capital levels, as defined. The obligation under the Note is secured by a lien on substantially all of Accent Rx's assets and is personally guaranteed by two of the shareholders of Accent Rx. Interest on this obligation has been paid through August 31, 2002. At August 31, 2002, Accent Rx was in arrears on principal payments of $600,000, which is included as current maturities as of August 31, 2002.

(b) On November 30, 1998, Accent Rx entered into a $10 million Revolving Credit Facility (the "Revolver", together with the Note, the "Credit Facility") with McKesson. The Revolver is for working capital loans and bears interest at the rate of LIBOR plus 3.5% per annum, which is payable in arrears on a monthly basis. Principal is due and payable on January 1, 2004. In conjunction with the sale of the retail segment, the revolver was paid down to reflect the decrease in the borrowing base. The terms of the Credit Facility, among other things, restrict additional borrowings by Accent Rx and require Accent Rx to maintain certain minimum current ratios and funded debt to capital and funded debt to EBITDA levels, as defined. Availability under this facility is determined by a formula, which considers "eligible" inventory, accounts receivable, and prescriptions filled as defined. The borrowing base is approximately $___ million at August 31, 2002. The obligation under the Revolver is secured by a lien on substantially all of Accent Rx's assets and is personally guaranteed by the principal shareholders of Accent Rx. Interest on this obligation has been paid through August 31, 2002.

     Accent Rx was in default of several provisions of the Credit Facility at August 31, 2002, as well as certain financial covenants. Accent Rx obtained waivers from McKesson for Accent Rx's default on all financial covenants. McKesson waived its right to demand payment of the Credit Facility.

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 2002



NOTE G - LONG-TERM DEBT - Continued

(c) Related to the acquisition as discussed in Note A, on April 3, 2002, Accentia, Inc. issued promissory notes totaling $1,217,391 to the former shareholders of Analytica Group, Inc. The notes mature and are payable in one installment on October 12, 2002, and pay interest at a fixed rate of 3.58%. On or prior to the maturity date, the lender has the option to convert all or part of the outstanding amount on the note, plus accrued interest, into Series B convertible stock of Accentia, Inc.

Maturities of long-term debt consist of the following at August 31, 2002:

          August 3l,
              2003                                          $3,017,391
              2004                                           4,368,928
              2005                                                   -
              2006 and thereafter                                    -
                                                           -----------

                                                            $7,368,319
                                                           ===========

NOTE H - INCOME TAXES

Net deferred tax assets and liabilities consist of the following components at August 31, 2002:

          Assets:
            Allowance for doubtful accounts
            Furniture, equipment, and leasehold improvements
            Interest
            Other
            Loss carryforward


          Liabilities:
            Gain on sale of asset

          Less:  valuation allowance



During the year ended August 31, 2002, the Companies recorded a valuation allowance of $_________ against the deferred tax asset to reduce the total to an amount that management believes will be ultimately realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 2002



NOTE H - INCOME TAXES - Continued

At August 31, 2002, the Companies had net operating loss carryforwards of approximately $16,431,810 for federal and state purposes, respectively, that begin to expire in _________.

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pre-tax income for the years ended August 31, 2002 due primarily to the increase in the valuation allowance against the deferred tax asset.


NOTE I - STOCKHOLDERS' EQUITY

Common stock
------------

The Analytica Group, Ltd. has one class of common stock with an aggregate authorization of 100 shares. Each share of common stock carries equal voting rights, dividend preferences, and $1.00 par value. Accent Rx has one class of common stock with an aggregate authorization of 20,000,000 shares. Each share of common stock carries equal voting rights, dividend preferences, and a par value of $.001 per share.

Common stock equivalents
------------------------

The Company has the following equity instruments, which are common stock equivalents ("CSE's"):

Warrants for common shares
--------------------------

In 2002, the principal shareholders of Accent Rx exercised 5,000,000 in warrants at the exercise price of $.10 per share. Additionally, Accent Rx's primary supplier has 1.1 million seven-year warrants for the purchase of common shares at an exercise price of $3.27 per share.

Stock units
-----------

The Board of Directors of Accent Rx may grant up to 526,320 units pursuant to which an aggregate of approximately 1,052,640 shares of common stock may be granted. Each unit consists of one common share with an exercise price of $1.00 per share and one warrant to purchase an additional share for $1.00 per share. Any future grants will be made at the then prevailing valuation for Accent Rx or current fair market value. These options have a ten-year life and the vesting period is defined therein. These units may be designated as either: (i) incentive stock options ("ISO's") under the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified options. ISO's may be granted to employees and officers of Accent Rx. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees, or officers of Accent Rx. The Board granted 513,172 units for 1,026,344 shares to certain employees and directors during the nine months ended August 31, 1999, all of which are cancelled as of August 31, 2001. There are no units outstanding at August 31, 2002.

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 2002




NOTE I - STOCKHOLDERS' EQUITY - Continued

Accent Rx adopted a 2001 Stock Option Plan for its management and employees with a total of two million options. Accent Rx issued options from that plan to purchase one million shares to its Chief Executive Officer at a price of $.95 in connection with an executive employment agreement executed in October 2001. Additionally, 500,000 options from this plan were issued to Accent Rx's chief financial officer at a price of $.95 in connection with an executive employment agreement executed in February 2002.

Presented below is a summary of the common stock equivalent transactions activity for the periods shown:

                                                                     Weighted
                                                                      Average
                                            Shares     Price Range      Price
                                          ----------   -----------   --------
   CSE's outstanding - August 31, 2000     6,356,580   $.10-3.27        $0.69
   Warrants granted                           50,000        1.00         1.00
   CSE's exercised                                 -           -            -
   CSE's cancelled                          (256,580)       1.00         1.00
                                          ----------    --------       ------
   CSE's outstanding - August 31, 2001     6,150,000    .10-3.27         0.68
   CSE's granted                           1,500,000         .95          .95
   CSE's cancelled                           (50,000)       1.00         1.00
   Warrants exercised                     (5,000,000)        .10          .10
                                          ----------    --------       ------

   CSE's outstanding - August 31, 2002     2,600,000   $.95-3.27        $1.95
                                           =========    ========         ====

The  following  table  summarizes   information  for  common  stock  equivalents
outstanding and exercisable at August 31, 2002.

                              CSE's Outstanding            CSE's Exercisable
                           -------------------------    ------------------------
                              Weighted
                              Average       Weighted                    Weighted
   Range                     Remaining      Average                      Average
of Exercise    Number       Contractual     Exercise    Number          Exercise
   Prices    Outstanding     Life (Yrs)     Price       Exercisable      Price
-----------  ------------  -------------    --------    -----------     --------
   $.95       1,500,000         4.00         $ .95       1,000,000        $ .95
  $3.27       1,100,000         3.25         $3.27       1,100,000        $3.27
              ---------                                 ----------

              2,600,000                                  2,100,000
              =========                                 ==========

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 2002



NOTE I - STOCKHOLDERS' EQUITY - Continued

Preferred Stock
---------------

Accent Rx has one series of preferred stock with the following preferences:

Accentia, Inc. has three series of preferred stock; Series A, Series B and Series C with the following preferences:




NOTE J - COMMITMENTS AND CONTINGENCIES

Minimum Operating Lease Commitments - The Companies have operating leases for various facilities, automobiles and machinery and equipment, which expire at various times through 2009. The annual aggregate rental commitments required under these leases, except for those providing for month-to-month tenancy, are as follows:

Fiscal Year Ending August 31,                                        Amount
                                                                  ----------
         2003                                                      $ 847,399
         2004                                                        721,728
         2005                                                        637,445
         2006                                                        618,168
         2007                                                        608,464
         Thereafter                                                  866,180
                                                                  ----------

         Total                                                    $4,299,384
                                                                  ==========

Rent expense was approximately $524,000 for the year ended August 31, 2002.

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 2002



NOTE J - COMMITMENTS AND CONTINGENCIES - Continued

The Company executed a sublease for all of its space in November 2001, with subtenant occupancy beginning in May 2002. The sublease expires in November 2005, with the subtenant having an option to renew until February 2009. In connection with this sublease, the Company will be liable for the difference in its lease commitment and the sublease, as follows:

                                                                    Amount of
Fiscal Year Ending August 31,                                       Sublease
-----------------------------                                     -----------
         2003                                                      $ 457,388
         2004                                                        320,017
         2005                                                        223,682
         2006                                                        513,968
         2007                                                        608,464
         Thereafter                                                  866,180
                                                                  ----------

         Total                                                    $2,989,699
                                                                  ==========

Litigation
----------

The Companies are, from time to time, involved in litigation relating to claims arising out of its operations in the ordinary course of business. The Company is not aware of any such claims at August 31, 2002.

Major Supplier
--------------

Accent Rx entered into a five-year supplier agreement (the "Agreement") with McKesson. The agreement provides for, but is not limited to, minimum monthly purchase levels, monthly minimum purchases by location, pricing, and payment terms, as defined. For the year ended August 31, 2002, Accent Rx purchased substantially all of its pharmaceuticals from McKesson.

The agreement contains a 2% late fee if Accent Rx is past due with their obligations. The agreement also contains a service fee of one percent assessed semi-monthly on all balances past due 15 days or more. The total amount of fees paid to McKesson under this agreement was approximately $_______ for the year ended August 31, 2002.

The Agreement also contains provisions that would allow McKesson or Accent Rx to terminate the agreement at any time if certain conditions are met, unless either party shall cure the default provision within a thirty-day period. Although management of the Company believes that the likelihood of the loss of McKesson as a supplier is not probable, if McKesson terminated the current distribution relationship with Accent Rx, management believes that it could establish a similar arrangement with another supplier, as there are several distributors of pharmaceutical products in the industry.

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 2002



NOTE J - COMMITMENTS AND CONTINGENCIES - Continued

Employment Agreements
---------------------

As of August 31, 2002, Accent Rx has employment agreements with two executives of the Company. The employment agreement with Accent Rx's Chief Executive Officer was effective in September 2001, and terminates in September 2004. The agreement includes an annual salary of $300,000, adjusted in the future for certain revenue run rates. The employment agreement with the Company's Chief Financial Officer was effective in February 2002, and terminates in January 2004, and includes an annual salary of $200,000 subject to adjustment in the future based on certain revenue run rates.

Analytica Group, Inc. entered into employment contracts with three of the officers of the Company. Future minimum payments under the employment agreements as of August 31, 2002 are:

           2003                                                  $578,125
           2004                                                   635,938
           2005                                                   391,738

In March 1999, Analytica Ltd. issued an irrevocable letter of credit, acting as security, in the amount of $113,000 for the benefit of the lessor under the terms of an operating lease of its office space. Annually, this letter of credit is automatically renewed for a period of one year, with a final expiration date of July 31, 2003. Analytica Ltd. maintained an amount of deposit in a cash account with the issuing institution that was at least equal to the issuance amount as collateral for this letter of credit arrangement. The amount deposited was approximately $122,000 at August 31, 2002.


NOTE K - RELATED PARTY TRANSACTIONS

The Company has a management fee agreement with an affiliate company. This agreement became effective during 2002, and the Company recognized $400,000 in management fee income for the period ended August 31, 2002.

             The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 2002


NOTE L - EMPLOYEE BENEFIT PLAN

The Company maintains a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code. Any employee who is at least twenty-one years of age may enroll in the plan. Participants may contribute up to 12% of their compensation up to a maximum of $11,000. Employer contributions are 50% of employee contributions, not to exceed 6% of compensation, and are determined annually. For the period ended August 31, 2002, the Company contributed $6,513. Participants are always 100% vested in their contributions and earnings. The employer contributions and earnings are subject to the following vesting schedule:

                                                               Vested
           Years of service                                   Interest
           ----------------                                   --------
                    1                                            0 %
                    2                                            0 %
                    3                                          100 %

               Report of Independent Certified Public Accountants
               --------------------------------------------------
                          on Supplementary Information
                          ----------------------------



Board of Directors
The Analytica Group, Inc.,
Accent Rx and Accentia, Inc.


Our audit was made for the purpose of forming an opinion on the basic combined financial statements taken as a whole of The Analytica Group, Inc., Accent Rx and Accentia, Inc. for the year ended August 31, 2002, which are presented in the preceding section of this report and on which we expressed an unqualified opinion. The supplementary information presented hereinafter is presented for purposes of additional analysis and is not a required part of the basic combined financial statements. Such information has been subjected to the audit procedures applied in the audit of the basic combined financial statements and, in our opinion is fairly stated, in all material respects, in relation to the basic combined financial statements taken as a whole.





Tampa, Florida

                            The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                                            COMBINING BALANCE SHEET
                                                August 31, 2002


                                                                   Analytica     Eliminating
                                   Accent Rx      Accentia, Inc.   Group, Inc.     Entries         Combined
                                  ------------    ------------    ------------   ------------    ------------
ASSETS
Cash and cash equivalents         $      9,482    $      2,630    $    429,992   $       --      $    442,104
Accounts receivable, net             2,404,533            --         1,685,512           --         4,090,045
Due from Accentia                         --              --             6,251         (6,251)           --
Unbilled revenue                          --              --           451,180           --           451,180
Inventories                            365,553            --              --             --           365,553
Prepaid expenses and other
  assets                               117,884            --            17,463           --           135,347
                                  ------------    ------------    ------------   ------------    ------------
     Current assets                  2,897,452           2,630       2,590,398         (6,251)      5,484,229
                                  ------------    ------------    ------------   ------------    ------------

Investment in subsidiary                  --        12,173,914            --      (12,173,914)           --
Investment in affiliate                   --         5,311,008            --       (5,311,008)           --
Due from related entity                   --           400,000            --             --           400,000
Due from Accentia                      400,000            --              --         (400,000)           --
Other assets                            86,979            --              --             --            86,979
Capital assets                         513,985            --            32,948           --           546,933
Goodwill                            11,545,715            --        11,545,715           --              --
                                  ------------    ------------    ------------   ------------    ------------

     Total Assets                 $  3,898,416    $ 17,887,552    $ 14,169,061   $(17,891,173)   $ 18,063,856
                                  ============    ============    ============   ============    ============

LIABILITIES
Due to Accent Rx                  $       --      $    400,000    $       --     $   (400,000)   $       --
Other payables                         154,145            --              --             --           154,145
Accounts payable and
  accrued expenses                   3,970,498          61,907         508,153           --         4,540,558
Deferred revenue                          --              --         1,080,700           --         1,080,700
Due to related entity                     --              --              --             --              --
Due from related entity                  6,251            --              --           (6,251)           --
Convertible notes                         --         1,217,391            --             --         1,217,391
Current maturities of long-term
  debt                               1,800,000            --              --             --         1,800,000
                                  ------------    ------------    ------------   ------------    ------------
     Current liabilities             5,930,894       1,679,298       1,588,853       (406,251)      8,792,794
                                  ------------    ------------    ------------   ------------    ------------

Loans payable - Long-term debt       4,368,928            --              --             --         4,368,928
                                  ------------    ------------    ------------   ------------    ------------

STOCKHOLDERS' EQUITY
Common stock                            10,263             307             100           (100)         10,570
Additional paid-in capital           5,489,737            --        12,173,814    (12,173,814)      5,489,737
Preferred stock                      5,311,008      16,254,348            --       (5,311,008)     16,254,348
Retained earnings                  (13,456,477)           --              --              --      (13,456,477)
                                  ------------    ------------    ------------   ------------    ------------
     Equity                         (2,645,469)     16,254,655      12,173,914    (17,484,922)      8,298,178
Net income                          (3,755,937)        (46,401)        406,294            --       (3,396,044)
                                  ------------    ------------    ------------   ------------    ------------
     Total Stockholders' Equity     (6,401,406)     16,208,254      12,580,208    (17,484,922)      4,902,134
                                  ------------    ------------    ------------   ------------    ------------
     Total Liabilities and
       Stockholders' Equity       $  3,898,416    $ 17,887,552    $ 14,169,061   $(17,891,173)   $ 18,063,856
                                  ============    ============    ============   ============    ============



                            The Analytica Group, Inc., Accent Rx and Accentia, Inc.
                                       COMBINING STATEMENT OF OPERATIONS
                                                August 31, 2002




                                                                   Analytica     Eliminating
                                   Accent Rx      Accentia, Inc.   Group, Inc.     Entries         Combined
                                  ------------    ------------    ------------   ------------    ------------
Revenues                          $ 19,134,641    $       --      $  2,280,794   $        --     $ 21,415,435
Allowance for sales returns and
  discounts                           (591,808)           --              --              --         (591,808)
                                  ------------    ------------    ------------   ------------    ------------

     Net sales                      18,542,833            --         2,280,794            --       20,823,627

Cost of Goods and Services Sold     16,167,668            --           843,936            --       17,011,604
                                  ------------    ------------    ------------   ------------    ------------

     Gross profit                    2,375,165            --         1,436,858            --        3,812,023

Administration                       3,072,277          31,938         646,660            --        3,750,876
Bad debt                             1,353,304           8,923            --              --        1,362,227
Occupancy                              477,475            --              --              --          477,475
Sales                                  576,788           5,540            --              --          582,328
Depreciation                           240,153            --             6,904            --          247,057
                                  ------------    ------------    ------------   ------------    ------------

     Operating expenses              5,719,997          46,401         653,564            --        6,419,963

Interest expense                       411,104            --              --              --          411,104

Income tax provision-current              --              --           377,000            --          377,000
                                  ------------    ------------    ------------   ------------    ------------

     NET INCOME (LOSS)            $ (3,755,936)   $    (46,401)   $    406,294   $        --     $ (3,396,043)
                                  ============    ============    ============   =============   ============





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